UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Republic Bancorp
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF REPUBLIC BANCORP, INC.

THURSDAY, APRIL 23, 2015

To our shareholders:  You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date:                  Thursday, April 23, 2015

Time:                  9:00 A.M., EDT

Place:             Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241

Items on the agenda:

1.                                      To elect seven directors;

2.                                      To approve the 2015 Stock Incentive Plan;

3.                                      To, on an advisory basis, vote on the compensation of the Named Executive Officers;

4.                                      To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for 2015; and,

5.                                      To transact such other business as may properly come before the meeting.

Record date:                          The close of business on February 13, 2015 is the record date for determining the shareholders entitled to notice of, and to vote at, the 2015 Annual Meeting of Shareholders.

Your vote is important.  Whether or not you plan to attend the Annual Meeting of Shareholders, we hope you will vote as soon as possible.  Please review the instructions with respect to each of your voting options as described in the proxy statement and the Notice of Internet Availability of Proxy Materials.

IF YOU PLAN TO ATTEND:  Please note that space limitations may make it necessary to limit attendance at the Annual Meeting of Shareholders.  Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a brokerage statement reflecting stock ownership as of the record date and provide photo identification. Cameras, recording devices or other like forms of electronic devices will not be permitted at the Annual Meeting of Shareholders.

Very truly yours,

Steven E. Trager
Chairman and Chief Executive Officer

Louisville, Kentucky

March 13, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 23, 2015.

The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.

REPUBLIC BANCORP, INC.

601 West Market Street

Louisville, Kentucky 40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”).  The proxies will be voted at the 2015 Annual Meeting of Shareholders (“Annual Meeting”) of Republic on April 23, 2015, and at any adjournments of the meeting.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to shareholders on or about March 13, 2015.  As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting, if you held of record, shares of our Class A Common Stock or Class B Common Stock at the close of business on February 13, 2015.  On that date, 18,614,186 shares of Class A Common Stock and 2,245,492 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 18,614,186 votes, and the shares of Class B Common Stock are entitled to an aggregate of 22,454,920 votes at the Annual Meeting.

Voting by proxy.  If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy and vote online via the Internet.  If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials.  If you received a paper copy of this proxy statement, the proxy card is enclosed.  If a proxy card is properly executed, returned to Republic and not revoked, the shares represented by the proxy card will be voted in accordance with the instructions set forth on the proxy card.  If no instructions are given, the shares represented will be voted (i) “For” the Board of Director nominees named in this proxy statement, (ii) “For” the approval of the 2015 Stock Incentive Plan, (iii) “For” the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement, as well as (iv) “For” the ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015. For participants in the Republic Bancorp, Inc. 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants, utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted.  The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

Quorum and voting requirements and counting votes.  The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner is otherwise present by proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of directors.  All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no impact on the outcome of any matter.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 13, 2015, based on information available to the Company. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)                                 persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;

(2)                                 directors placed in nomination;

(3)                                 the Chairman and Chief Executive Officer (“CHAIR/CEO”), the Chief Financial Officer (“CFO”) and three other Executive Officers of Republic who earned the highest total compensation payout during 2014 (collectively, with the CHAIR/CEO and CFO, the “Named Executive Officers” or “NEOs”); and,

(4)                                 all executive officers and directors of Republic as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

Executive officers, directors and director nominees as a group (collectively 13 persons) hold 71% of the combined voting power of the Class A and Class B Common Stock which represents 52% of the total number of shares of Class A and Class B Common Stock outstanding as of February 13, 2015 as detailed below:

	Class A Common Stock			Class B Common Stock			Class A and Class B Common Stock Combined
Name	Shares		Percent	Shares		Percent	Shares	Percent

Five Percent Shareholders:

Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	8,583,382	(1)	46.0%	1,797,327	(2)	80.0%	10,380,709	49.7%

Jean S. Trager 601 West Market Street Louisville, Kentucky 40202	8,257,318	(3)	44.3	1,250,279	(4)	55.7	9,507,597	45.5

A. Scott Trager 601 West Market Street Louisville, Kentucky 40202	8,171,982	(5)	43.8	1,142,300	(6)	50.9	9,314,282	44.6

Sheldon Gilman 500 West Jefferson Street Suite 2100 Louisville, Kentucky 40202	7,967,392	(7)	42.7	1,107,515	(8)	49.3	9,074,907	43.4

Teebank Family Limited Partnership 601 West Market Street Louisville, Kentucky 40202	7,165,051	(9)	38.4	939,449	(9)	41.8	8,104,500	38.8

The Estate of Bernard M. Trager (10) 601 West Market Street Louisville, Kentucky 40202	225,225		1.2	671,583		29.9	896,808	4.3

Jaytee Properties Limited Partnership 601 West Market Street Louisville, Kentucky 40202	750,067	(9)	4.0	168,066	(9)	7.5	918,133	4.4

Directors, Nominees and Named Executive Officers:

Craig A. Greenberg	7,882	(11)	*	—		*	7,882	*
Michael T. Rust	10,736	(12)	*	—		*	10,736	*
Sandra Metts Snowden	23,232	(13)	*	—		*	23,232	*
R. Wayne Stratton	21,967	(14)	*	2,063	(15)	*	24,030	*
Susan Stout Tamme	13,425	(16)	*	—		*	13,425	*
Robert J. Arnold	17,461	(17)	*	—		*	17,461	*
William R. Nelson	10,381	(18)	*	—		*	10,381	*
Kevin D. Sipes	67,094	(19)	*	—		*	67,094	*
A. Scott Trager	8,171,982	(5)	43.8	1,142,300	(6)	50.9	9,314,282	44.6
Steven E. Trager	8,583,382	(1)	46.0	1,797,327	(2)	80.0	10,380,709	49.7

Directors, Nominees and All Executive Officers (13 persons):	9,102,039	(20)	48.8%	1,834,175	(20)	81.7%	10,936,213	52.4%

* Represents less than 1% of total

(1)                                 Includes 7,165,051 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”).  With respect to Teebank and Jaytee, Steven E. Trager is a general partner and a limited partner, as trustee, as well as co-trustee of a trust which is a general partner of each of these limited partnerships.  Trusts for the benefit of, among others, Steven E. Trager’s two children, are limited partners of both Teebank and Jaytee.  Includes 7,478 shares held by Steven E. Trager’s spouse, Amy Trager.  Includes 342,200 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code.  Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Shelley Trager Kusman and Amy Trager.  Also includes 12,085 shares held in Republic’s 401(k) plan and 225,225 shares held by the estate of Bernard M. Trager, for which Steven E. Trager serves as executor.

(2)                                 Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  With respect to Teebank and Jaytee, Steven E. Trager is a general partner and a limited partner, as trustee, as well as co-trustee of a trust which is a general partner of each of these limited partnerships.  Trusts for the benefit of, among others, Steven E. Trager’s two children are limited partners of both Teebank and Jaytee.  Also includes 1,215 shares held in Republic’s 401(k) plan and 671,583 shares held by the estate of Bernard M. Trager, for which Steven E. Trager serves as executor.

(3)                                 Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee.  With respect to Teebank and Jaytee, Jean S. Trager is a limited partner and co-trustee of a trust which is a general partner of each of those limited partnerships.  Also includes 342,200 shares held of record by the Trager Family Foundation of which Jean S. Trager shares voting and investment power with Steven E. Trager, Shelley Trager Kusman, and Amy Trager.

(4)                                 Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  With respect to Teebank and Jaytee, Jean S. Trager is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.

(5)                                 Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee.  A. Scott Trager is a limited partner of both Teebank and Jaytee.  A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee.  Includes 51,697 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 30,248 shares held in Republic’s 401(k) plan and 7,500 shares for options that are exercisable within 60 days.  Also includes voting rights for 7,500 restricted shares which vest 50% in November 2017 and 50% in November 2018.

(6)                                 Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee.  Includes 4,107 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 1,190 shares held in Republic’s 401(k) plan.

(7)                                 Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee.  Sheldon Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee.  Sheldon Gilman shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee.  Also includes 39,307 shares held by Sheldon Gilman’s spouse.

(8)                                 Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  Sheldon Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee.  Sheldon Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.

(9)                                 Teebank and Jaytee are limited partnerships of which Steven E. Trager, Jean S. Trager, A. Scott Trager, Sheldon Gilman, as trustee of trusts, and The Estate of Bernard M. Trager are limited partners.  Steven E. Trager is also a general partner of each partnership and is co-trustee with Jean S. Trager of a trust which is a general partner of Teebank and Jaytee.  Teebank and Jaytee each has a voting committee comprised of Steven E. Trager, A. Scott Trager and Sheldon Gilman.  These committees direct the voting of the shares held by Teebank and Jaytee.  The following table provides information about the units of Teebank and Jaytee owned by directors, officers and 5% shareholders of Republic.  The number of units owned by the partners of Teebank and Jaytee are as follows:

Name	Number of Jaytee Units		Percent of Jaytee Units Outstanding	Number of Teebank Units		Percent of Teebank Units Outstanding

The Estate of Bernard M. Trager	75,858		3.8%	292,873		14.6%
Jean S. Trager	155,657	(a)	7.8%	373,936	(c)	18.7%
Steven E. Trager	307,474	(b)	15.4%	372,859	(d)	18.7%
A. Scott Trager	5,281		*	5,281		*

   * - Represents less than 1% of total

(a)      Includes 135,657 limited units held by the Jean S. Trager Revocable Trust and 20,000 general units held by the Jean S. Trager Trust.

(b)      Includes 267,474 limited and 20,000 general units held in a revocable trust and 20,000 general units held by the Jean S. Trager Trust.

(c)      Includes 353,936 limited units held by the Jean S. Trager Revocable Trust and 20,000 general units held by the Jean S. Trager Trust.

(d)      Includes 152,874 limited and 20,000 general units held in a revocable trust and 20,000 general units held by the Jean S. Trager Trust.  Also includes 179,985 limited units held by the Trager Trust of 2012.

(10)                          Bernard M. Trager’s date of death was February 10, 2012.  Steven E. Trager is the executor of Bernard M. Trager’s estate.

(11)                          Includes 7,882 shares issuable to Craig A. Greenberg upon vesting in accordance with the terms of the Company’s deferred compensation plan.

(12)                          Includes 8,691 shares issuable to Michael T. Rust upon vesting in accordance with the terms of the Company’s deferred compensation plan.

(13)                          Includes 247 shares held by Sandra Metts Snowden’s spouse.  Also includes 9,763 shares issuable to Sandra Metts Snowden upon vesting in accordance with the terms of the Company’s deferred compensation plan.

(14)                          Includes 5,352 shares held jointly by R. Wayne Stratton with his spouse and 11,423 shares held by R. Wayne Stratton’s spouse. R. Wayne Stratton shares investment and voting power over these shares.  Also includes 5,192 shares issuable to R. Wayne Stratton upon vesting in accordance with the terms of the Company’s deferred compensation plan.

(15)                          Includes 849 shares held jointly by R. Wayne Stratton with his spouse and 1,214 shares held by R. Wayne Stratton’s spouse.  R. Wayne Stratton shares investment and voting power over these shares.

(16)                          Includes 6,881 shares issuable to Susan Stout Tamme upon vesting in accordance with the terms of the Company’s deferred compensation plan.

(17)                          Includes 3,000 shares for stock options held by Robert J. Arnold that are exercisable within 60 days.  Also includes 4,711 shares held in Republic’s 401(k) plan.  Also includes voting rights for 3,000 restricted shares which vest 50% in November 2017 and 50% in November 2018.

(18)                          Includes 2,000 shares for stock options held by William R. Nelson that are exercisable within 60 days.  Also includes voting rights for 3,000 restricted shares which vest 50% in November 2017 and 50% in November 2018.

(19)                         Includes 7,500 shares for stock options held by Kevin D. Sipes that are exercisable within 60 days.  Also includes 3,954 shares held in Republic’s 401(k) plan.  Also includes voting rights for 7,500 restricted shares which vest 50% in November 2017 and 50% in November 2018.

(20)                          Includes the shares as described above held by the directors, nominees and NEOs, along with an additional 108,376 shares, of which 10,000 shares are for stock options that are exercisable within 60 days.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of directors that are elected annually.  Each director serves a term of one (1) year or until his or her successor is duly elected or qualified.  Republic’s Bylaws provide for not less than five (5) or more than fifteen (15) directors. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors to be elected at the 2015 Annual Meeting at seven (7). The Nominating Committee and the Board of Directors have nominated for election as directors: Steven E. Trager, A. Scott Trager, Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme. Each of the nominees is a current member of the Board of Directors.

Director nominees Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme collectively comprise a majority of the Board of Directors, and the Board has determined that each is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2015 election of directors, but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election or to serve following election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

The following table details the indicated information for each nominee and incumbent director:

Director Nominees: Name and Principal Occupation for Past Five Years	Age	Director Since

Steven E. Trager began serving as Chairman and CEO of Republic in February, 2012 and has served as Chairman and CEO of Republic Bank & Trust Company (the “Bank”) since 1998. Mr. Trager began his career with the Bank in 1988 as General Counsel.	54	1988

Steven E. Trager received his undergraduate degree in finance at the University of Texas at Austin. He received his Juris Doctor degree from the University of Louisville Brandeis School of Law and engaged in the practice of law with the firm of Wyatt, Tarrant & Combs. He has more than twenty-five years banking experience. In 1994, he provided the leadership resulting in the complex merger and reorganization of the Republic group of multiple banks into a consolidated and more efficient banking structure. He provided the leadership for the Company’s initial public offering. He also has direct experience not only in banking, but also in finance, operations and retail management. His banking experience includes his service as past chairman for the Kentucky Bankers Association and his past service as a board member of the Federal Reserve Bank of St. Louis’ Louisville branch. He also has leadership and directorate experience in multiple community service organizations. Based on Steven E. Trager’s experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as Director.

A. Scott Trager has served as Vice Chairman of Republic from 1994 to 2012. He has served as Director and President of Republic since 2012. He has served as Director and President of the Bank since 1984.	62	1990

A. Scott Trager holds a degree in Business Administration from the University of Tennessee and has spent his entire working career in various finance and banking capacities. He has extensive leadership experience in marketing, operations and retail branch management. He has extensive community board experience and broad-based community connections in the metropolitan Louisville area. Based on A. Scott Trager’s experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Craig A. Greenberg is President of 21c Museum Hotels and Counsel with the general legal services law firm of Frost Brown Todd LLC in Louisville, Kentucky. He served as director of the Bank from 2006 to 2008 and has served as a director of Republic from 2008 to present.	41	2008

Craig A. Greenberg is a graduate of the University of Michigan where he served as Student Government President. He is a Harvard Law School cum laude graduate. He has extensive experience in securing and deploying New Markets Tax Credit investments and other federal tax credit programs. He has demonstrated skill in the raising and investment of assets in low-income communities across the country. He has direct experience in commercial finance and the development of multi-million dollar developments. He is active in local civic and charitable organizations. Based on Craig A. Greenberg’s experience as a Bank Board Director, his commercial finance and development knowledge, his educational background, including legal knowledge and skills, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

Michael T. Rust is President of Kentucky Hospital Association (“KHA”), located in Louisville, Kentucky. He served as a director of the Bank from 2001 to 2007 and has served as a director of Republic from 2007 to present.	63	2007

Michael T. Rust graduated from Glenville State College in West Virginia where he received his undergraduate degree in Business Administration. He received a Master’s degree in Public Health from the University of Tennessee. He serves as a Community Based Faculty Member at the University of Kentucky. In his role as President of the KHA, he has extensive management and regulatory experience. He also has extensive advocacy experience in Washington, D.C. and Frankfort, Kentucky. He is a proven recruiter and organizer and has significant community involvement experience. He has leadership and directorate experience in multiple community service organizations. As a member of the Audit Committee, he is able to read and understand basic financial statements, such as a balance sheet, income statement and cash flow statement. Based on Michael T. Rust’s experience as a Bank Board Director, his managerial and regulatory compliance background, his business and education background, his extensive community involvement, including governmental affairs and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Sandra Metts Snowden is President of Metts Company Inc., d/b/a Metts Company Realtors, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm located in Louisville, Kentucky. She served as a director of the Bank from 1994 to 1999 and has served as a director of Republic from 1999 to present.	69	1999

Sandra Metts Snowden is a Certified Property Manager and a Certified Commercial Investment Member with an extensive background in management and real estate, including real estate sales, operations, maintenance, renovation, financing and leasing. As a member of the Audit Committee, she is able to read and understand basic financial statements, such as a balance sheet, income statement and cash flow statement. She has experience as a Comprehensive Planning Committee member for the City of Louisville and her board appointments include a Kentucky gubernatorial appointment to the Board of Trustees of the University of Louisville. She has served in various roles with multiple community organizations and has been actively involved in Kentucky political campaigns in various high level capacities. At the same time, she has assumed volunteer roles in numerous non-profit organizations as a director, volunteer and fund raiser. She was instrumental in starting the STAR Program for autistic children at the University of Louisville, and she continues to serve as Chair of the STAR Board. Based on Sandra Metts Snowden’s experience as a Bank Board Director, her managerial and real estate background, her entrepreneurial business background, her extensive community involvement and her specific experience, qualifications and attributes herein disclosed, the Board has determined that she should continue to serve as a Director.

R. Wayne Stratton is a Certified Public Accountant and a member-owner of the public accounting firm of Jones, Nale & Mattingly PLC located in Louisville, Kentucky. He served as a director of the Bank from 1994 to 1995 and has served as a director of Republic from 1995 to present, while also serving as Republic’s financial expert on the Audit Committee.	67	1995

R. Wayne Stratton is a graduate of the University of Cincinnati with a Bachelor of Arts degree and a major in Accounting. He is accredited in Business Valuations by the American Institute of Certified Public Accountants and holds a Diplomat Certification in Forensic Accounting from the American College of Forensic Examiners. As a member of the Audit Committee, he is able to read and understand basic financial statements, such as a balance sheet, income statement and cash flow statement. He has been recognized as a top national tax accountant by Money Magazine and has received recognition and awards for his accounting expertise from multiple sources, including Who’s Who in Accounting and Finance and Who’s Who in Executives and Business. He has extensive

Director Nominees: Name and Principal Occupation for Past Five Years (continued)	Age	Director Since

R. Wayne Stratton (continued)
experience in both the preparation and review of financial statements and statements of condition of publicly traded stock corporations. He meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules. Based on R. Wayne Stratton’s experience as a Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Susan Stout Tamme was employed by Baptist Healthcare System, Inc. and is retired as of April, 2014. In July of 2013, she was appointed as President of Baptist Health Collaborations. She was formerly in the position of President of the Louisville Market from 2011 to 2013 and she was President and CEO of Baptist Hospital East from 1995 to 2011 and Vice President of Baptist Healthcare System, Inc. She served as a director of the Bank from 1999 to 2003 and has served as a director of Republic from 2003 to present.	64	2003

Susan Stout Tamme received an Associate degree in nursing from Eastern Kentucky University, a Bachelor of Science degree in nursing from the University of Louisville and a Master of Science degree in Health Systems Administration, also from the University of Louisville. She has extensive experience in administration, specifically in broad-based multi-hospital systems and is proficient in working with department heads, clinical staff and governing regulatory bodies. She has leadership and directorate experience in multiple community service organizations and has received multiple community service awards for excellence and achievement. Based on Susan Stout Tamme’s experience as a Bank Board Director, her managerial and administrative background, regulatory compliance experience, her extensive community involvement and her specific experience, qualifications and attributes herein disclosed, the Board has determined that she should continue to serve as a Director.

None of the directors placed in nomination currently holds or has in the past five (5) years held any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Republic’s directors were elected at the most recent Annual Meeting held on April 24, 2014, to a one (1) year term. The Company’s executive officers are recommended by the Compensation Committee and formally selected by the Board of Directors.  Executive officers hold office at the discretion of the Board of Directors.  All Company directors attended the 2014 Annual Meeting of Shareholders.

Steven E. Trager and A. Scott Trager are cousins.

The Board of Directors recommends that shareholders vote “FOR” all of the proposed Board of Director nominees named in this proxy statement.

The Board of Directors and its Committees

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board of Directors held six (6) regularly scheduled board meetings in 2014. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors.  Also, each of the directors attended at least 75% of the committee meetings held on which such directors served during their respective terms of service in 2014.  Also, some selected Company directors were paid a committee fee for attending certain Bank committee meetings. Directors that are also officers of the Company or the Bank are not paid for attending board or committee meetings.

The Company believes it is both prudent and expedient and in the best interest of shareholders that the Chairman and CEO positions are combined and that such combination has no negative effect on the operation and direction of the Company.  This structure allows the independent directors to concentrate on the oversight of the Company without the added burden of also addressing what are normally less material day to day managerial concerns.  The Company does not have a lead independent director, but the independent directors meet privately following each regularly scheduled board meeting and have the authority to request to speak with any officer or other employee of the Company or the Bank.  They also have direct access to and the authority to retain, at the Company’s expense, any outside auditors, accountants or attorneys at their discretion.

While the Company’s Board is ultimately responsible for risk oversight, selected Board committees play an important role in assisting the Board in fulfilling its oversight responsibilities.  The Board evaluates risk factors at its regularly scheduled Board meetings and also more specifically through its Nominating Committee, Compensation Committee, Audit Committee and its Bank Compliance and Community Reinvestment Committee. Craig A. Greenberg and Steven E. Trager, both Company directors, serve on the Compliance and Community Reinvestment Committee.  The Compliance and Community Reinvestment Committee assists the Board in monitoring the compliance and community reinvestment activity of the Bank, including compliance with all applicable laws and regulations with respect to compliance and community reinvestment, and compliance with any and all orders or agreements entered into between the Bank or the Board with any of the Company or Bank regulatory supervisory agencies.  This Committee is also responsible for the oversight of the Company and its subsidiary Bank Third Party Risk Management Program.  The Third Party Management Steering Committee, chaired by the Bank’s Chief Risk Officer, reviews and approves third party due diligence completed by the Company’s management responsible for the Company and its subsidiary bank third party relationships.  Third party risk reports are provided through this Committee on at least an annual basis to the Company and Bank Board of Directors concerning the Third Party Management Program and any significant third party arrangements.  It also monitors and oversees the activities of the subsidiary Bank Compliance and Community Reinvestment Departments, monitors the Bank Compliance Management Systems and is responsible for reviewing the Compliance Policy of the Bank annually.

The Company Board and the subsidiary Bank board receive regular and timely reports from all Company committees.  More specifically, the Audit Committee also regularly reviews risks associated with insurance, credit, debt, financial, accounting, legal, reputational, compliance, third party, information technology security and other risk matters involving the Company and the Bank.  Enterprise Risk Management reports and Business Continuity Planning reports are received and reviewed by the Audit Committee.  In addition, the Compensation Committee considers risks related to succession planning and approves the Company’s Succession Plan. The Compensation Committee also considers risks related to the attraction and retention of critical employees and risks relating to the Company’s compensation programs and contractual employee arrangements.  In addition, the Compensation Committee reviews compensation and benefit plans affecting employees generally in addition to those applicable to the NEOs. The Company’s Board considers strategic risks and opportunities and regularly receives detailed reports from its committees and other bank committees regarding risk oversight. The Company’s Board also receives regular reports directly from management and committee chairpersons. The Company’s Board is responsible for setting and formally approving policies regarding risk management and compliance oversight, as well as other matters. The Bank employs a high level Chief Risk Management Officer who regularly attends all Company Board meetings and who reports directly to the CHAIR/CEO of the Company.

Committees of the Company’s Board

The Company’s Board has three (3) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees consist of the Audit Committee, the Compensation Committee and the Nominating Committee. In accordance with NASDAQ listing standards, the Board has determined that each of the Board committee members meets the definition of “independent director” and satisfies the NASDAQ listing standards for service on the Board committees on which each serves.  In making these determinations, the Board considered all relevant factors, including:  (i) Susan Stout Tamme was the President, Louisville Market of Baptist Healthcare System, Inc. doing business as Baptist Hospital East, a hospital that leases space to Republic. Director Tamme retired from that position in April, 2014. Fees paid by Republic to Baptist Healthcare System, Inc. totaled $14,697 for the year ended December 31, 2014; and (ii) Craig A. Greenberg is employed as “of counsel” to the law firm of Frost Brown Todd LLC, a law firm that provides general legal services to Republic.  Republic paid the law firm legal fees totaling $160,394 for the year ended December 31, 2014.

Charters for each Board committee, as well as the Code of Conduct and Ethics, are available on the Company’s website at www.republicbank.com.  The information contained on Republic’s website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Michael T. Rust	Craig A. Greenberg	Craig A. Greenberg
Sandra Metts Snowden	Sandra Metts Snowden*	Sandra Metts Snowden*
R. Wayne Stratton, CPA*	Susan Stout Tamme	Susan Stout Tamme

* - Denotes Committee Chairperson

The Audit Committee held nine (9) meetings during 2014. The Company’s Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA, as Chairman of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

The Company’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee.  As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm.  It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Company’s Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to the Company’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company’s financial and accounting staff; the review of the activities and recommendations of the Internal Auditor and compliance auditors; and the review of the consolidated financial statements and other financial information published by the Company. Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

The Audit Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics Policy that applies to all directors, officers and employees of the Company and its bank subsidiary, including the principal executive and financial officers, the controller and the principal accounting officer. The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics Policy, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.  There were no amendments or waivers approved, granted or posted in 2014.

The Compensation Committee held two (2) meetings during 2014. The Compensation Committee makes recommendations to the Company’s Board of Directors as to the amount and form of NEO compensation and option awards, if any. The Compensation Committee also reviews and approves the Company’s and the Bank’s Management Succession Plan on an annual basis. Neither the Compensation Committee, the Board, the Company, nor its management utilized the services of an independent compensation consultant in 2014, nor do any of them have any current arrangements with any compensation advisors or consultants. The CHAIR/CEO makes recommendations to the Compensation Committee with respect to all NEO compensation, including his own compensation.

The Nominating Committee held one (1) meeting in 2014. In 2015, the Nominating Committee and the Company’s Board of Directors approved the director nominees to be considered for election at the Annual Meeting.  All director nominees for 2015 served as directors during 2014. No candidates for director nominees for the 2015 Annual Meeting election of directors were submitted to the Nominating Committee or the Company’s Board of Directors for consideration by any non-management shareholder.

The Nominating Committee will consider candidates for director nominees at the 2016 Annual Meeting properly put forth by shareholders. Shareholders should submit nominations, if any, to the Company’s Secretary, Michael A. Ringswald, at 601 West Market Street, Louisville, Kentucky 40202 no later than November 13, 2015.  The Nominating Committee will consider candidates who have a strong record of community leadership in the Company’s and its banking subsidiary’s market.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics and display leadership qualities including the ability to analyze and interpret banking financial statements and regulatory requirements, the competence to evaluate endeavors of an entrepreneurial nature and be able to attract new Company banking relationships.  Board diversity as a whole is also considered, although the Company does not have a formal diversity policy.  Recommendations of the “Trager Family Members” (generally defined to include Steven E. Trager and Jean S. Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries), as well as prior service and performance as a director, will also be strongly considered.  The Company does not pay a third party fee to assist in identifying and evaluating director nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee.  No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected.  The “Trager Family Members” recommended all director nominees submitted to the Nominating Committee and the Company’s Board of Directors; no other shareholders submitted a recommendation for a director nominee for 2015.

All Company directors attended the 2014 Annual Meeting.  All Company directors are requested and are expected to attend the 2015 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised of three independent Company directors, is responsible for approving the compensation of the Company’s Named Executive Officers (“NEOs”) and NEO compensation policies for Republic. The Committee’s determinations are routinely subsequently approved by the Company’s Board of Directors without change. The Company does not separately compensate its NEOs, all of whom are executive officers of the Company’s sole banking subsidiary, Republic Bank & Trust Company (“Bank”) and all of whom are compensated directly by the Bank for their services.

In deciding to continue with Republic’s existing executive compensation practices, the Compensation Committee has considered that the holders of over 98.4% of the votes cast on an advisory basis at Republic’s 2013 annual meeting of shareholders approved the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement for that 2013 Annual Meeting.  Also, in accordance with the affirmative votes cast at the Company’s 2011 Annual Meeting of Shareholders to hold advisory voting on executive compensation every two (2) years, shareholders will have the opportunity to cast their advisory vote on executive compensation at the 2015 Annual Meeting of Shareholders.

Objectives of Republic’s Compensation Program.  The purpose of Republic’s Compensation Program is to establish and maintain suitable financial compensation and financial rewards for job performance that principally focuses on whether or not the Company’s profit objectives have been met or substantially met.  Other goals are assigned and attributed to certain NEOs in the primary areas of loan and deposit growth, risk management and regulatory control, loan loss control, customer service, product development and operations.

With respect to the NEOs listed in the Summary Compensation Table included in this Proxy Statement, the Compensation Committee approves goals other than profit goals in order to provide incentives for the NEOs to perform in the best interests of the Company and its shareholders and also to provide additional measurable components against which the NEOs’ total performance and contributions can be evaluated.  While these additional goals may or may not be directly related to the Company’s profit objectives, they are approved by the Compensation Committee and reviewed by management with each NEO, except for the Chairman and Chief Executive Officer whose goals are not subject to further management review.  Gross operating profit (“GOP”) for the Company and its sole banking subsidiary remains the central and most important goal in evaluating and determining NEO compensation. GOP is defined as “income before income taxes” in accordance with generally accepted accounting principles (“GAAP”) adjusted for any extraordinary income or other non-recurring items as determined by the CHAIR/CEO.  Some NEOs are evaluated on a combination of the total Company GOP goal attainment, including the GOP of the Republic Processing Group (“RPG”) business segment, while other NEOs are evaluated on the Company GOP goal attainment exclusive of the RPG business segment.  The President of RPG is evaluated on the GOP profit goal relating solely to the performance of the RPG business segment. If certain high achievement profitability goals are met, compensation generally increases and some significant percentage of the NEOs’ incentive bonus potential will normally, but not necessarily, be awarded, even if other NEO goals not related to GOP may not have been fully achieved.

The principal Company achievement that is rewarded under Republic’s Incentive Compensation Program with respect to NEO compensation is the degree of attainment of Company GOP goals as determined by Board approved budgeted income objectives. Consideration is given if profit objectives are not fully met due to factors beyond the control of the respective NEO.  Such factors have historically included economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability, normally made in return for the potential for greater long-term profitability.  These decisions may include such things as technology upgrades or other similar management actions that were not evident when the Company budget was initially approved by Republic’s Board of Directors.  Republic’s Incentive Compensation Program is flexible and takes into account factors beyond the control of any NEO in determining the amount of compensation to be paid in any given year.  If the Company’s budgeted GOP goals are not achieved, then a percentage of a potential incentive payout may be awarded based on those intervening factors deemed outside the control of the respective NEO, or due to other meaningful contributions of the respective NEO, or as a result of meaningful profitability performance even though the budgeted GOP goals may not have been fully met or even substantially met. Nonetheless, Republic’s Incentive Compensation Program does not automatically result in incentives being paid based on a pre-set percentage of any particular goal attainment.

The NEOs during 2014 were comprised of Steven E. Trager, Chairman and Chief Executive Officer (“CHAIR/CEO”); A. Scott Trager, President (“PRES”); Kevin D. Sipes, Executive Vice President, Chief Accounting Officer and Chief Financial Officer (“CFO”); Robert J. Arnold, Senior Vice President, Commercial Lending (“SVP/CL”), and William R. Nelson, President/Republic Processing Group (“PRES/RPG”). Effective February 1, 2015, John T. Rippy, Senior Vice President and Chief Risk Management Officer (“SVP/RMO”) and Anthony T. Powell, Senior Vice President and Chief Credit and Retail Banking Officer (“SVP/C&RBO”), were also appointed as executive officers.

Compensation Elements.  Republic’s compensation program has three (3) principal components: base salary, the Incentive Compensation Program or Incentive Bonus Program, and the Stock Incentive Program. Also, in addition to the three components listed, some selected NEOs, based on their respective participation, may also be included in the Company’s Acquisition Bonus Program. The Company’s Acquisition Bonus Program provides for a bonus payout for the achievement of profit objectives based solely on the profitability of the Company’s acquisitions, as may be applicable.  Base salary compensation and the Company’s performance-based incentive program are annual programs. The Stock Incentive Program is not typically an annual program, but stock incentives could be awarded at any time during the year to some or all of the Company’s NEOs, subject to the recommendation of the CHAIR/CEO and the approval by the Compensation Committee and the Board of Directors. The NEOs also participate in Company-wide employee benefit plans and typically are rewarded, as part of their base compensation, additional selected customary business-related perquisites such as, by way of example, car allowances and country club memberships.

Purpose of Republic’s Compensation Elements.  The primary purpose of the base salary component of Republic’s compensation program is to provide base compensation for ordinary living expenses.  The Company wants to provide its NEOs with a base salary that supports a reasonable lifestyle that is comparable to their high and visible standing in the community, that supports the demands from the community given that standing and their community visibility and that also provides reasonable compensation for the performance of their duties and responsibilities directly associated with their executive officer status.  As long as the Company’s financial performance is deemed acceptable, annual increases to base salary are typically, but not always, granted in response to generally recognized cost of living factor increases and as a reward for performance. While the Compensation Committee considers cost of living adjustments when evaluating base pay, such adjustments are not automatic, but are also dependent on satisfactory earnings and other performance factors.  The Compensation Committee, in making this determination, uses its collective judgment and considers the recommendations of the CHAIR/CEO in determining base compensation levels for 2015. The Compensation Committee does not apply any particular formula or measurement in making these determinations.  Going forward, the Compensation Committee will continue to make its determinations by using its collective judgment and giving strong consideration to the recommendations of the CHAIR/CEO.  It will continue not to apply any particular formula or measurement regarding base salary compensation, but the Company’s financial performance relative to budget remains a primary consideration in all compensation decisions.

Company bonus incentive potentials in terms of both dollar amount and profit objectives are set at the beginning of each of the Company’s fiscal years (except for the PRES/RPG whose goals are set at mid fiscal year) by the Compensation Committee and are used to provide the NEOs with incentives to improve both short-term and long-term Company performance.  Stock compensation awards are also granted from time to time to provide the NEOs with incentives to maximize the Company’s financial performance, as well as provide retention incentives.  Acquisition bonus awards are granted to incentivize NEOs and other Company associates to maximize Company earnings and to implement target integration components relating to acquisitions, such as timely and accurate system conversions, in order to maximize operational efficiencies associated with acquisitions.

Establishment of Compensation Levels.  Republic’s compensation elements are designed to be generally competitive with similar employment opportunities or positions in similar sized companies in the metropolitan Louisville, Kentucky area. The Compensation Committee, however, does not rely on benchmarking to determine its compensation elements; rather, the Compensation Committee gives strong consideration and has not historically deviated from the recommendations of the CHAIR/CEO, whose recommendations are based upon his individual judgment.  The Compensation Committee does annually review various benchmarking publications to determine if compensation levels are within reasonable ranges as compared to those benchmarks, but the benchmarks are not used to set NEO compensation. The Compensation Committee has not previously engaged a third-party executive compensation consultant and has no immediate plans to do so in the near future.

The CHAIR/CEO makes specific executive compensation recommendations to the Compensation Committee on all NEO compensation elements, including his own. Typically, the CHAIR/CEO also considers the recommendations of the PRES when formulating his recommendations to the Compensation Committee.  The CHAIR/CEO will recommend his own compensation, which, if reasonable in the subjective judgment of the Compensation Committee, is normally and historically accepted and approved by the Compensation Committee and ultimately the Board of Directors without modification.

The compensation of the remaining NEOs is principally recommended by the CHAIR/CEO.  In the case where a Company NEO reports to another NEO, the supervising NEO’s recommendations are also strongly considered.  These recommendations, if reasonable in the subjective judgment of the Compensation Committee, are also normally and typically accepted and approved by the Compensation Committee, and ultimately the Board of Directors, without change.  All NEO base salary and incentive compensation is approved by the Board of Directors upon recommendation by the Compensation Committee.

Republic’s Incentive Compensation Program.  The Incentive Compensation Program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed Republic’s financial goals, and to a lesser extent, other goals required to run a successful banking operation. The incentive compensation of the CHAIR/CEO and the CFO is tied to the Company’s budgeted GOP goal.  The PRES/RPG has goals expressly tied to the profitability of the Company’s RPG business operating segment.  (Unlike other NEOs, whose goals are based on the Company’s fiscal year of January 1 through December 31, the PRES/RPG has goals based on RPG’s seasonally based measurement period from June 1 through May 31).  The PRES and the SVP/CL have goals expressly tied to the profitability of the total Company GOP excluding the RPG business segment, or “Core Bank” GOP. NEO incentive compensation is tied principally to the annual designated GOP achieved when compared to annual budget levels approved by the Board of Directors. With respect to the NEOs other than the PRES/RPG, the Company budget had three levels of financial performance targets identified for 2014. The first level, the “Operating level” budget, had no bonus potential associated with it.  The next budget level was the “Entry level” budget, which, if achieved, usually resulted in some portion of the NEO bonus potential being awarded.  The third budget level was the “Max level” budget, which, if achieved, normally resulted in 90% to 100% of the NEO bonus potential being awarded. The budget at RPG had two levels of performance targets identified for the 2014 measurement period.  For RPG’s 2015 measurement period, there is only one budgeted financial performance level.

For 2015, the Company’s “Operating” budgeted goal and the Company’s budgeted performance goal, which if reached, allow for an “Entry level” potential incentive bonus, are equivalent.  The Company has also set a “Max level” performance goal for the 2015 incentive bonus.  Thus, 2015 incentive bonus potentials for each NEO, other than the PRES/RPG, have two tiers, a primary level tier that meets the Company’s operating budget and a secondary superior performance tier that exceeds the Company’s operating budget.  If the primary level, or “Entry level,” tier is achieved, the NEO would likely be awarded 40% to 50% of the NEO’s, other than the PRES/RPG, respective bonus incentive potentials.  If the superior, or “Max level,” tier is achieved, the NEO, other than the PRES/RPG, would likely be awarded 90% to 100% of his respective bonus incentive potential.  The PRES/RPG has only one budgeted GOP goal for the 2015 measurement period and it relates solely to RPG GOP performance.  If achieved, the PRES/RPG would likely be awarded 90% to 100% of his bonus potential.  The amount of bonus actually awarded is determined by the Compensation Committee and the Board of Directors.  The “Entry level” and “Max level” budgeted GOP goals are designed to be a challenge to meet, particularly for the “Max level” performance tier, but the budgeted goals and the tiers associated with those goals are not set so as to be impractical or impossible to achieve.  For 2015, the NEO profit goals, other than the budgeted GOP goals at RPG, are designed to provide an incentive for the NEOs to achieve performance which meets or exceeds operating budgeted financial expectations.  The Company’s budgeted GOP goals should not be relied upon by any investor or shareholder as an indication of management’s prediction of its future financial performance.

In its discretion, the Company may modify its budgeted goals and the Compensation Committee may elect to exclude any extraordinary income or other non-recurring items from its determination as to whether or not the financial goals were, in fact, met or substantially met.  A percentage of the total bonus incentive potential may be awarded to NEOs even if budgeted profitability goals for bonus incentive purposes are not fully achieved.

By written agreement with each NEO, the incentive bonus compensation potential is subject to amendment, either upward or downward, at the discretion of the CHAIR/CEO, subject to the approval of the Compensation Committee and ultimately the Board of Directors.  With respect to the compensation paid for 2014 performance, the Compensation Committee deferred to the recommendations of the CHAIR/CEO regarding non-recurring items.  By written agreement with each NEO, the individual goals are also subject to amendment at the discretion of the CHAIR/CEO.  There are potentially some occasions when an NEO may be awarded incentive bonus compensation based on factors such as competitive information about the salaries or bonuses paid for similar positions at other local companies or awarded based on achievements other than profit, although no such incentive bonuses above the stated incentive bonus potential for any NEO were awarded in 2014.

The Compensation Committee, on the recommendation of the CHAIR/CEO, sets individual incentive bonus potentials at the end of each fiscal year to be applied to the next fiscal year, except for the PRES/RPG, whose bonus potential is typically determined in the third quarter of each calendar year.  The bonus incentive potential for 2014 was $185,000 for the CHAIR/CEO, $175,000 for the PRES, $125,000 for the CFO and $75,000 for the SVP/CL.  The incentive bonus for the PRES/RPG was $175,000 for the period June 1, 2013 through May 31, 2014.  Bonus potentials for the NEOs remain unchanged for 2015.  With respect to the two newly appointed executive officers in 2015, the SVP/RMO and the SVP/C&RBO each have bonus potential of $75,000.

The maximum incentive potential for 2015 performance is $185,000 for the CHAIR/CEO, $175,000 for the PRES, $125,000 for the CFO, $75,000 for the SVP/CL, the SVP/RMO and the SVP/C&RBO.  The PRES/RPG is eligible for a maximum bonus potential of $175,000 for the 2015 measurement period.  All NEOs except the PRES/RPG must be in good standing as of March 15, 2016, in order to receive any incentive approved for payment. The PRES/RPG must remain an employee in good standing as of August 7, 2015.

The Compensation Committee or the CHAIR/CEO is authorized to make adjustments in the terms and conditions of, and the criteria included in, the Incentive Compensation Program in recognition of unusual or nonrecurring events, including acquisitions and dispositions of businesses and assets affecting the Company, or the financial statements of the Company, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Compensation Committee’s or CHAIR/CEO’s assessment of the business strategy of the Company, economic and business conditions, personal performance of a particular NEO and any other circumstances deemed relevant.

Republic’s Acquisition Bonus Plan.  In addition to the incentive potential described above, certain NEOs may qualify under the Company’s Acquisition Bonus Plan for an additional incentive bonus to be determined by the CHAIR/CEO and approved by the Company’s Compensation Committee relating to Bank acquisitions.

The purpose of the Acquisition Bonus Plan is to set forth the terms and conditions of financial rewards for the job performance of associates of the Company, including certain NEOs who materially participate in the negotiation, consummation and transition of an acquisition or merger and contribute to the long-term profitability of the acquisitions, whether through an asset purchase, stock purchase, merger or other corporate transaction.  The Company may engage in a number of acquisitions from time to time, and each acquisition may have a specific bonus incentive program subject to the provisions of the Acquisition Bonus Plan.

The bonus incentive pool, with respect to each acquisition, will be in an amount not to exceed $2,000,000, the amount to be determined by the Company’s CHAIR/CEO within 60 days of the closing of each acquisition and subject to the approval of the Compensation Committee.

The determination of the amount of Acquisition Bonus Plan awards that may be paid to any individual will be based on performance criteria as determined by the Compensation Committee and may include one or more of the following criteria:  (a) successful branch consolidations and core system conversions; (b) a limitation of any losses resulting from operational errors to less than a discretionary dollar amount as determined by the CHAIR/CEO; (c) operating profit (gross or net); (d) earnings including operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or book value per share (which may exclude non-recurring items) or net earnings; (e) pre-tax income, after-tax income, pre-tax profits or after-tax profits; (f) revenue, revenue growth or rate of revenue growth; (g) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (h) return on sales or revenues; (i) operating expenses; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) operating margin or profit margin; (m) cost targets, reductions and savings, productivity and efficiencies; (n) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to budget comparisons; (o) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, and the development of long-term business goals; (p) improvement in or attainment of expense levels or working capital levels; (q) operating portfolio metrics, or (r) any combination of, or a specified increase in, any of the foregoing.  Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, all as determined by the Compensation Committee.  The performance targets may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.  Each performance target shall be determined in accordance with GAAP, if applicable, and shall be subject to certification by the Compensation Committee provided that the Compensation Committee shall have the authority to adjust such targets in recognition of extraordinary items or other items that may not be infrequent or unusual but which may have inconsistent effects on performance.

The Acquisition Bonus Plan is administered by the Compensation Committee.  The Compensation Committee has delegated to the CHAIR/CEO of the Company the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions, including administrative functions, except that the Compensation Committee may not delegate authority to an officer or employee to grant a bonus award or otherwise make determinations with respect to the officer or employee to whom the authority is delegated.

Unless otherwise specifically determined by the Compensation Committee or the CHAIR/CEO, the acquisition bonus incentive award is deemed earned and vested only with respect to a participant who remains employed at the Company and is in good standing at the time of the determination.  However, under certain special conditions, this requirement may be subject to waiver by the CHAIR/CEO.

Republic’s Stock Incentive Plan.  The Company’s primary form of equity-based incentive compensation has historically been incentive stock options. This form of compensation was historically used by the Company due to previously favorable accounting and tax treatment. Incentive stock options are also granted by the Company’s competitors and the Compensation Committee believes incentive stock options have been an expectation of business executives in Republic’s marketplace.  Despite the ramifications from the adoption of the Financial Accounting Standards Board (“FASB”) ASC Topic 718, the Compensation Committee believes that incentive stock options, as well as stock grants, constitute a favorable retention factor and enhance the Company’s ability to maintain the employment of its high performing executives. Additionally, Republic’s equity-based incentive agreements provide for a two (2) year prohibition, following the termination of employment of an equity-based incentive recipient, on the solicitation of any customer of the Company or the recruitment and hiring of any Company associate. The Company’s equity-based incentive agreement also has confidentiality requirements which act to protect the Company’s proprietary information. A violation of those provisions allows the Company to require a forfeiture of equity-based incentive or the profits derived from the sale of that stock if sold. All equity-based incentive agreements have a change in control provision providing for immediate vesting of any unexercised equity-based incentives.

Overall Company market stock performance is not a component of evaluation for the purpose of NEO incentive compensation.  Republic’s stock is not actively traded and thus may be subject to market fluctuations beyond the reasonable control of management. Also, in the Compensation Committee’s view, the significant stock holdings of the CHAIR/CEO and his related interests provide material executive motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value.  Therefore, stock awards have not been traditionally awarded to the CHAIR/CEO.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter to quarter time horizon or even over a one year time period.  Investment in capital improvements, product development and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential.  All of these factors are taken into account by the Compensation Committee in its subjective annual evaluation process and deliberations.

Equity stock incentives for NEOs are typically recommended to the Compensation Committee by the CHAIR/CEO and are normally reviewed during the last calendar quarter when NEO performance during that calendar year can also be considered. In choosing the date for the grant of equity stock incentives, the Compensation Committee gives no consideration to market events, as any relationship between the equity stock incentive date and the price of the Company’s stock on that date is strictly coincidental. No stock options were granted to any NEO during 2014.

Awards Under Republic’s Base Salary Compensation Program.  All NEOs, except the PRES/RPG who is on a different review schedule, and the CFO, received a base salary increase of approximately 1%.  The CFO received a base salary increase of approximately 4%.  All increases, except the PRES/RPG, were effective December 22, 2014.  The Compensation Committee recommended a salary increase for the CHAIR/CEO to $368,502, a salary increase for the PRES to $364,000, a salary increase for the CFO to $305,000 and a salary increase for the SVP/CL to $244,266. The salary for the PRES/RPG was set at $276,040 as of June 1, 2014 through May 31, 2015.

Awards Under Republic’s Bonus Incentive Compensation Program. The incentive bonus compensation potential for the CHAIR/CEO and the CFO was tied to the total Company GOP.  The incentive bonus compensation potential of the PRES and the SVP/CL was tied principally to the Core Bank GOP. The total Company GOP and Core Bank objective at the “Operating level” for 2014 was $37.0 million and $31.9 million, respectively.  The total Company GOP and Core Bank objective at the “Entry level” was $42.3 million and $37.0 million, respectively.  The total Company GOP and Core Bank objective at the “Max level” was $55.0 million and $48.5 million, respectively. The RPG business segment GOP budgeted objective at the “Entry level” for the 2014 measurement period was $6.0 million and the RPG GOP budgeted objective at the “Max level” was $10.0 million.

Neither the total Company nor Core Bank GOP incentive compensation targets were achieved during 2014.  RPG did achieve the “Entry level” GOP target set for the 2014 measurement period.  The GOP actually achieved during 2014 for the total Company, Core Bank and RPG was $41.5 million, $34.4 million and $6.3 million, respectively.  During 2014, income before income taxes in accordance with GAAP for the total Company and Core Bank was $44.3 million and $37.2 million, respectively, and was reduced by $2.8 million to arrive at GOP for measurement against incentive compensation targets.  The $2.8 million decreases from income before income taxes in accordance with GAAP represents compensation expense which would have been recorded if GOP incentive targets were achieved for the total Company and Core Bank.  During the 2014 measurement period, income before income taxes in accordance with GAAP for RPG was $3.8 million and was increased by $2.5 million to arrive at GOP for measurement against incentive compensation targets.  The $2.5 million increase represents non-recurring legal related expenses incurred by RPG during the 2014 measurement period.

While the Company’s overall financial performance in 2014 did not meet the GOP incentive targets for the total Company and Core Bank, all NEOs except the PRES/RPG, were awarded approximately 20% of their full potential bonus incentive at the “Max level”.  The PRES/RPG was paid 64% of his bonus potential for the GOP achieved by RPG for the 2014 measurement period.  The PRES/RPG was paid his Company bonus incentive on August 1, 2014; the remaining NEOs are scheduled to be paid their bonus incentive on March 13, 2015 for their performance in 2014.  The CHAIR/CEO was awarded bonus compensation for 2014 performance of $55,500.  The PRES was awarded $52,500, the CFO was awarded $37,500, and the SVP/CL was awarded $15,000.

Awards Under Republic’s Acquisition Bonus Plan.  During 2014, for reaching the two year GOP target of $30 million relating to the Tennessee Commerce Bank (“TCB”) transaction in 2012, the PRES was paid an incentive payout in the amount of $175,000 and the CFO was paid an incentive payout in the amount of $100,000 on February 21, 2014.  During 2014, the PRES received a discretionary bonus in the amount of $100,000 on October 15, 2014 relating to the First Commercial Bank (“FCB”) transaction in 2012. Also, for reaching the two year GOP target of $35 million relating to the FCB transaction in 2012, the CFO received an incentive payout in the amount of $50,000 on October 15, 2014.  There are no further payments due to any NEO relating to the Company’s TCB and FCB transactions.

Awards Under Republic’s Stock Incentive Plan.  For 2015, the Compensation Committee has approved certain NEO stock incentive awards, subject to the approval of the 2015 Stock Incentive Plan by shareholders at the 2015 Annual Meeting. The date for the strike price will be set by the Compensation Committee subject to shareholder approval of the 2015 Stock Incentive Plan.  The stock option awards proposed for 2015 are 5,500 shares each for all of the 2015 executive officers, except the CHAIR/CEO. The executive officers to be awarded stock options contingent on shareholder approval of the 2015 Stock Incentive Plan include the PRES, the CFO, the PRES/RPG, the SVP/CL, the SVP/RMO and the SVP/C&RBO.  Fifty percent of the options are exercisable five years from the issue date and the remaining fifty percent are exercisable six years from the issue date.

Post-Employment Benefits.  As described under the heading “Post-Employment Compensation” elsewhere in this Proxy Statement, Republic has entered into Officer Compensation Continuation Agreements with each of the NEOs who served in that capacity during 2014, with the exception of William R. Nelson and Robert J. Arnold.  As described herein, the Officer Compensation Continuation Agreements provide for the payment to an NEO terminated following a change in control equal to or up to 24 months of the NEO’s base salary and benefits. The Company deems the agreements necessary for the maintenance of sound management and essential to protecting the best interests of the Company and its shareholders. The agreements are intended to encourage the NEOs to remain in the employment of the Company and to continue to perform their assigned duties without distraction in the face of potentially disruptive events that would normally surround a Company change in control.  Potential payments and benefits under these arrangements have no bearing on the Compensation Committee’s deliberations regarding all other compensation elements.  The Company has modified these agreements to conform them to changes in law under Section 409A of the Internal Revenue Code of 1986, as amended.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Sandra Metts Snowden, Chairwoman

Craig A. Greenberg

Susan Stout Tamme

DIRECTOR COMPENSATION

During 2014, non-employee directors of Republic and its principal banking subsidiary received fees of $2,000 for each board meeting attended and fees ranging from $150 to $750, based on the particular committee, for each committee meeting attended.  On occasion, brief, typically single-issue telephonic meetings may be held for which there is no compensation.  Non-employee directors have the option of allocating their fees into a Director Deferred Compensation Plan.  Amounts deferred in the Director Deferred Compensation Plan are deemed to be invested in Republic stock.  Cash dividend equivalents with respect to deferred amounts are accumulated and converted into stock equivalents on a quarterly basis.  Compensation paid or deferred to directors of Republic during 2014 for services as a director of Republic were as follows:

2014 DIRECTOR SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Craig A. Greenberg	16,800	—	—	—	—	—	16,800
Michael T. Rust	18,000	—	—	—	—	—	18,000
Sandra Metts Snowden	16,200	—	—	—	—	—	16,200
R. Wayne Stratton	19,875	—	—	—	—	—	19,875
Susan Stout Tamme	12,700	—	—	—	—	—	12,700

(1)              Steven E. Trager and A. Scott Trager, who served as directors in 2014, are not included in this table as they received no additional compensation for their services as directors. The compensation received by these individuals is included in the “Summary Compensation Table.”

(2)              Of these fees, the directors deferred the entire amount of their fees earned, except for R. Wayne Stratton who deferred $9,938.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s CHAIR/CEO, its CFO and its other three most highly compensated NEOs for the fiscal year ended December 31, 2014:

2014 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Steven E. Trager, Chairman, CEO and Director	2014	365,000	—	—	—	55,500	—	37,192	457,692
	2013	365,000	—	—	—	—	—	39,407	404,407
	2012	353,000	—	—	—	166,500	—	41,361	560,861
A. Scott Trager, President and Director	2014	360,500	100,000	—	—	227,500	—	35,582	723,582
	2013	360,500	—	—	—	—	—	38,038	398,538
	2012	350,000	—	188,423	—	157,500	—	39,484	735,407
William R. Nelson, President, RPG	2014	276,040	—	—	—	112,000	—	11,102	399,142
	2013	276,040	—	—	—	50,000	—	10,902	336,942
	2012	272,639	—	75,397	—	375,000	—	15,391	738,427
Kevin D. Sipes, EVP, CFO and Chief Accounting Officer	2014	292,800	—	—	—	187,500	—	21,560	501,860
	2013	292,800	—	—	—	10,000	—	21,360	324,160
	2012	281,500	—	188,423	—	162,500	—	27,726	660,149
Robert J. Arnold, SVP	2014	242,500	—	—	—	15,000	—	23,443	280,943
	2013	242,500	—	—	—	—	—	23,787	266,287
	2012	239,996	—	75,397	—	45,000	—	27,198	387,591

(1)   The principal positions listed are as of December 31, 2014.

(2)   The amount in column (d) reflects a discretionary bonus paid to the PRES in October, 2014 related to the 2012 First Commercial Bank transaction.

(3)   Amount shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718.  For a discussion of the assumptions used in determining these values, see Note 16 to our 2012 financial statements.

(4)   The amounts in column (g) reflect incentive compensation earned during the year and paid on the Company’s following March incentive payout date for achievement of corporate, individual and departmental goals, except for the PRES/RPG whose incentive was paid in the year listed.  Also, $175,000 was paid to the PRES and $100,000 was paid to the CFO in February, 2014 related to the 2012 Tennessee Commerce Bank transaction, and $50,000 was paid to the CFO in October, 2014 related to the 2012 First Commercial Bank transaction.

(5)   The amounts in column (i) include the following:

Name	401(k) Matching Contributions ($)	Life Insurance Policies ($)	Club Memberships ($)	Auto Allowance or Personal Use of Company Owned Vehicles ($)	Total ($)

Steven E. Trager	10,400	1,560	15,632	9,600	37,192
A. Scott Trager	10,400	1,560	14,022	9,600	35,582
William R. Nelson	10,400	702	—	—	11,102
Kevin D. Sipes	10,400	1,560	—	9,600	21,560
Robert J. Arnold	9,700	1,248	5,295	7,200	23,443

GRANTS OF PLAN BASED AWARDS DURING 2014

Name	Grant Date	Grant Type	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Full Grant Date Fair Value of Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	($)	($)	($)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven E. Trager	01/15/14	Annual Incentive	(1)	92,500	185,000	—	—	—	—	—	—	—
A. Scott Trager	02/01/14	Annual Incentive	(1)	87,500	175,000	—	—	—	—	—	—	—
Kevin D. Sipes	02/01/14	Annual Incentive	(1)	62,500	125,000	—	—	—	—	—	—	—
William R. Nelson	01/29/14	Annual Incentive	(1)	75,000	215,000	—	—	—	—	—	—	—
William R. Nelson	07/01/14	Annual Incentive	(1)	175,000	175,000	—	—	—	—	—	—	—
Robert J. Arnold	02/01/14	Annual Incentive	(1)	37,500	75,000	—	—	—	—	—	—	—

(1)         Represents target and maximum payout levels for awards granted under the NEO Incentive Compensation Program for 2014 performance, except for the 07/01/14 award for the PRES/RPG which is for the 2015 measurement period.  The potential payouts are performance-driven and therefore completely at-risk.  The performance goals and target payout under the Program for each NEO are described in the Compensation Discussion and Analysis.  The actual amount of incentive compensation earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the year in which it was earned.  Additional information regarding the design of the NEO Incentive Compensation Program is included in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven E. Trager	—	—	—	—	—	—	—	—	—
A. Scott Trager	7,500	—	—	19.89	11/18/15	7,500	185,400	—	—
William R. Nelson	2,000	—	—	19.89	11/18/15	3,000	74,160	—	—
Kevin D. Sipes	7,500	—	—	19.89	11/18/15	7,500	185,400	—	—
Robert J. Arnold	3,000	—	—	19.89	11/18/15	3,000	74,160	—	—

(1) The first exercisable date for each option listed by expiration date is as follows:

Expiration Date	Exercisable Date

11/18/15	11/19/14

(2) These are awards of restricted stock made on 11/14/12 which vest 50% on 11/14/17 and 50% on 11/14/2018.

OPTIONS EXERCISES AND STOCK VESTED DURING 2014

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Steven E. Trager	—	—	—	—
A. Scott Trager	7,500	27,975	—	—
William R. Nelson	2,000	9,340	—	—
Kevin D. Sipes	7,500	27,975	—	—
Robert J. Arnold	—	—	—	—

POST-EMPLOYMENT COMPENSATION

Republic entered into Officer Compensation Continuation Agreements with Steven E. Trager and A. Scott Trager, which became effective January 12, 1995.  Republic entered into an Officer Compensation Continuation Agreement with Kevin D. Sipes, which became effective June 15, 2001 (all collectively, “Agreements”). These Agreements provide for the payment of the executive officer’s base salary for up to a period of two (2) years in the event of disability or if, following the announcement of a potential change in control, or after an actual change in control, the executive officer terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the Agreements. “Good Reason” is defined to include a material diminution in duties or demotion, material change in benefit plans or fringe benefits, or a reduction in base salary.  In addition, benefits provided by the Bank are to continue for the salary continuation period, to the extent possible, or alternative benefits are to be secured. For purposes of these Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Republic and its wholly-owned banking subsidiary, Republic Bank & Trust Company, approved separate Modification Agreements (collectively, “Modifications”) to the Agreements on February 15, 2006.  Each Modification conformed the Agreement to changes in law enacted under Section 409A of the Internal Revenue Code of 1986, as amended, and generally provided that payments under an Agreement to an executive who is a “key employee” may not commence earlier than six (6) months following the executive’s separation from service from Republic and Republic Bank & Trust Company. The initial payment to an executive will include any make up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” In other respects, the original Agreements continue in effect, without change. The agreement signed by Kevin D. Sipes called for a lump sum payment at its present value, rather than continuation of periodic compensation payments.  The Modification for Kevin D. Sipes provided that his lump sum would not be paid earlier than six (6) months following his separation from service. All of the Agreements limit the total value of the consideration paid to three times the five-year average of the executive’s prior taxable compensation, so as to avoid lost tax deductions or excise taxes under Internal Revenue Code Section 280G.

In 2008, each of these Agreements was amended and restated to incorporate prior changes and to conform to certain language and definitions, and clarify the timing of payment, to comply with Internal Revenue Code Section 409A final regulations.

The Agreements detailed above were renewed effective as of December 31, 2014 for a term to cover any change in control that occurs within three (3) years after that date. The Agreements are automatically extended for one (1) additional year at each December 31, to maintain a three (3) year coverage period, unless Republic gives notice to the executive(s) that it elects not to extend the Agreement(s).

Finally, under these Agreements, any stock options or other similar rights will become immediately exercisable upon a change in control that results in termination.  Similarly, stock option grant agreements affecting other NEOs provide for vesting upon the happening of a change in control.

Detail of executive agreements which trigger post-employment payments, trigger events and estimated payment amount/values follow, including, in the case of NEOs who do not have change in control agreements, the potential spread in value that would be realized on as-yet unvested equity awards if a change in control had occurred on December 31, 2014:

Executive Name	Agreement Which Triggers Payments(1)	Trigger Event	Estimated Payment Amount/Value (2)
Steven E. Trager	Officer Compensation Continuation Agreement	Termination of Employment after potential or actual Change in Control	$821,476

A. Scott Trager	Officer Compensation Continuation Agreement and equity grant agreements with accelerated vesting on Change in Control	Termination of Employment after potential or actual Change in Control Equity award vesting occurs at Change in Control	$994,656

Kevin D. Sipes	Officer Compensation Continuation Agreement and equity grant agreements with accelerated vesting on Change in Control	Termination of Employment after potential or actual Change in Control Equity award vesting occurs at Change in Control	$831,212

William R. Nelson	Equity grant agreements with accelerated vesting at Change in Control	Change in Control	$74,160

Robert J. Arnold	Equity grant agreements with accelerated vesting at Change in Control	Change in Control	$74,160

(1)                                 Each of these agreements is described in more detail in the section above.

(2)                                 The estimated values are determined based on the Agreements’ terms, and assuming a trigger event for payment occurred on December 31, 2014.  In the case of the Officer Compensation Continuation Agreements, (i) the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank’s cost of health, life, long-term disability and 401(k) benefits for the executive for the fiscal year ending 2014 and (ii) because vesting accelerates on restricted stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2014 times each executive’s total outstanding unvested awards.  While each such agreement includes a cap on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, that cap is not expected to reduce the amounts payable for any of these executives.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Horwath LLP, Republic’s independent registered public accounting firm, to audit the consolidated financial statements for conformity with the United States Generally Accepted Accounting Standards.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.  The Audit Committee charter is available on the Company’s website at www.republicbank.com.

In connection with its review of Republic’s consolidated financial statements for 2014, the Audit Committee has:

•                  Reviewed and discussed the audited consolidated financial statements with management;

•                  Discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•                  Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and,

•                  Approved the audit and non-audit services of the independent registered public accounting firm for 2014.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2014.

Members of the Audit Committee:

R. Wayne Stratton, CPA, Chairman

Michael T. Rust

Sandra Metts Snowden

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its directors, officers, and 5% shareholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Board of Directors of the Company’s bank subsidiary).  In reviewing a related party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances.  In addition, the Board of Directors is informed of such related party transactions.

Leasing Arrangements.  Within the Louisville, Kentucky, metropolitan area, Republic leases space in buildings owned by a limited liability company whose managing member is Jean S. Trager, and limited liability companies whose sole managing member is Jaytee, a partnership in which Steven E. Trager is a general partner and is co-trustee with Jean S. Trager of a trust which is also a general partner.  See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, which serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by Teeco, LLC, which is member managed by Jean S. Trager. During 2014, additional leasing relations included Republic Bank & Trust Company’s Hurstbourne Parkway banking center which is owned and leased to Republic Bank & Trust Company by Jaytee — Hurstbourne, LLC, the Bardstown Road banking center which is owned and leased to Republic Bank & Trust Company by Jaytee — Bardstown, LLC and the Springhurst banking center which is owned and leased to Republic Bank & Trust Company by Jaytee — Springhurst, LLC.  In addition, space at the Republic Plaza location is owned and leased to Republic Bank & Trust Company by Jaytee Properties II SPE, LLC, of which Steven E. Trager is manager.  Under certain of these lease arrangements, Republic was responsible for the fit-up and certain build out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease 182,946 square feet to Republic Bank & Trust Company and Republic Bank & Trust Company pays $308,144 per month in rent, with lease terms expiring between 2015 and 2019. The aggregate annual amount paid under these affiliate leasing arrangements in 2014 was $3,645,961.  In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.  On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank Family Limited Partnership (“Teebank”), and Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers.  If Teebank desires to sell to a third party up to 1,000,000 shares of Class A common stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic.  Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise.  The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date.  Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale.  Republic can exercise the option only if a majority of Republic’s independent directors determine at the time of exercise that the exercise is in Republic’s best interests.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) fourteen (14) months following the Trigger Date.  In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Related Officers.  Steven E. Trager, A. Scott Trager and Barbara Trager are relatives. Steven E. Trager and A. Scott Trager are cousins. A. Scott Trager and Barbara Trager are siblings. Barbara Trager, Senior Bank Liaison, received salary of $82,001, and other standard miscellaneous employee perquisites in 2014.

Relationships with Directors.  There are no additional relationships with Republic directors not described in this section or the subsection of this proxy statement titled “Committees of the Company’s Board.”

Indebtedness of Directors, Executive Officers and Principal Shareholders.  There is no absolute prohibition on personal loans to directors or executive officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s executive officers and directors be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large.  In addition, loans made to executive officers, Company directors and Bank directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2014, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with Republic. All loans included in such transactions were made in the ordinary course of business, were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loan transactions with other persons not related to the lender, which loans did not involve more than the normal risk of collectability or present other unfavorable features as per Regulation S-K Item 404(a) Instruction 4(c). As of December 31, 2014, directors, executive officers and principal shareholders of Republic had loans outstanding of $36.3 million.

Split Dollar Insurance Agreement. By an agreement dated December 14, 1989, as amended August 8, 1994, the Bank entered into a split-dollar insurance agreement with a trust established by the Company’s deceased former Chairman, Bernard M. Trager. Pursuant to the agreement, from 1989 through 2002 the Bank paid $690,000 in total annual premiums on the insurance policies held in the trust. The policies are joint-life policies payable upon the death of Ms. Jean S. Trager, as the survivor of her husband Bernard M. Trager. The cash surrender value of the policies was approximately $1.9 million as of December 31, 2014.

Pursuant to the terms of the trust, the beneficiaries of the trust will each receive the proceeds of the policies after the repayment of the $690,000 of indebtedness to the Bank. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the Bank and is secured by a collateral assignment of the policies. As of December 31, 2014, the net death benefit under the policies was approximately $3.5 million. Upon the termination of the agreement, whether by the death of Ms. Trager or earlier cancellation, the Bank is entitled to be repaid by the trust the amount of indebtedness outstanding at that time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that, for the most recent fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis.

SOLICITATION OF PROXIES

The cost of solicitation of proxies hereby will be borne by Republic. Some of Republic’s directors and officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

PROPOSAL TWO: 2015 STOCK INCENTIVE PLAN

On January 15, 2015, the Board of Directors adopted the Republic Bancorp, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), subject to approval by holders of a majority of the total votes cast on the proposal at the Annual Meeting. The Company is submitting the 2015 Plan to shareholders at this time to replace the Company’s current equity compensation plan, the 2005 Stock Incentive Plan, which expires on March 15, 2015.

You are being asked to approve the 2015 Plan. If shareholders approve the 2015 Plan, it will become effective as of the date of such shareholder approval. If shareholders do not approve the 2015 Plan, the Company will lose the ability to grant stock-based awards on March 15, 2015. If it did not have the ability to grant stock-based incentives, the Company believes that higher cash compensation may be required to attract and retain qualified personnel and an important link between the shareholders’ interest and the interests of employees would be lost.

The 2015 Plan submitted for approval reflects current practices in equity incentive plans that the Company considers appropriate for its compensation policy:

•                  Multiple Award Types. The 2015 Plan permits the issuance of stock options, including incentive stock options and nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance shares and performance share units, to create other stock-based awards, as well as the ability to pair dividend equivalents with stock awards, subject to the share limits of the plan. This breadth of award types will enable the Company to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

•                  No Evergreen Feature. The number of authorized shares under the 2015 Plan is fixed at 3,000,000, with such numbers subject to adjustment in the event of certain events such as stock dividends, stock splits or the like.  The 2015 Plan does not include an “evergreen” feature that would cause the number of reserved shares to automatically increase in future years.

•                  Discount Stock Options and SARs Prohibited. All options and Stock Appreciation Rights (“SARs”) granted under the 2015 Plan must have an exercise price equal to or greater than the fair market value of Common Stock on the date the option or SAR is granted.

•                  Minimum Vesting Period for Time-Based Awards. There generally is a minimum three-year vesting period for awards granted to employees under the 2015 Plan that vest based solely on the completion of a specified period of service, unless the Committee determines to allow acceleration of that vesting period in certain events (e.g., death, disability, change in control) or for incremental vesting over that period.

•                  Clawback Policy Implementation. All awards under the 2015 Plan will be subject to any applicable Company clawback policy in effect from time to time.

Summary of 2015 Stock Incentive Plan

The following summary of the material provisions of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the 2015 Plan.  For purposes of this summary, any reference to the Company includes the Company and its subsidiaries.  A copy of the 2015 Plan is attached as Annex A.

Purpose of the 2015 Stock Incentive Plan

The purpose of the 2015 Plan is to promote the interests of the Company and its shareholders, attract, retain and motivate employees and directors of the Company, encourage stock ownership in the Company, and to provide these individuals with a means to acquire a proprietary interest in the Company.

Eligibility and Participation

Employees and directors of the Company who are expected by the Committee to contribute substantially to the growth and profitability of the Company are eligible to receive awards under the 2015 Plan. As of January 31, 2015, there were approximately 743 employees and 15 directors of the Company, including the Bank, who were eligible to participate in the 2015 Plan.

Administration

The 2015 Plan will be administered by the Committee. Subject to the provisions of the 2015 Plan, the Committee will determine the persons to whom grants of awards are to be made, the number of shares of Common Stock to be covered by each grant, and all other terms and conditions of the grant. For awards granted to directors, the Committee consists of the entire Board of Directors; for awards to Named Executive Officers, the Committee consists of the Compensation Committee appointed by the Board of Directors.  It is intended that each member of the Compensation Committee will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code.  For the grant of all other awards, the Committee is the Chairman of the Board of Directors or the CEO of the Company.  The Committee will have the authority to construe and interpret the 2015 Plan, to establish, amend or waive rules for its administration, and to make all other determinations necessary and advisable for the administration of the 2015 Plan.

Number of Shares and Limits

A total of 3,000,000 shares of Class A Common Stock are reserved for issuance under the 2015 Plan, subject to adjustment in the event of certain events such as stock dividends, stock splits or the like.  On March 4, 2015, the closing price per share of Class A Common Stock was $23.46 as reported on the Nasdaq Global Select Market.  The following limitations apply to awards under the 2015 Plan:

•                  the maximum number of shares that may be subject to options or SARs granted to any one participant during any calendar year is 300,000 shares.

•                  the maximum number of shares that may be subject to restricted stock, Restricted Stock Units (“RSUs”), performance shares, performance units, and other stock-based awards granted to any one participant during any calendar year is 150,000 shares.

Share Counting Rules

Unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of stock still available for grant of awards under the 2015 Plan:

•                  Any shares issued under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan will reduce the number of shares available to be granted under the 2015 Plan.

•                  If shares of stock otherwise issuable upon exercise are withheld/surrendered in payment of the exercise price of an award or for tax withholding, then the number of shares available to be granted under the 2015 Plan is reduced by the number of shares used for these purposes, as well as for the net shares issued.

•                  The grant of options, restricted stock, restricted stock units, and performance share awards will initially reduce the number of shares of stock available for grant of awards under the 2015 Plan by the maximum number of shares of stock subject to such an award. If any award expires or terminates for any reason without having been exercised in full, or is forfeited, without, in either case, the participant having realized any of the economic benefits of a shareholder, the shares associated with such award (to the extent not fully exercised, forfeited or as to which no economic benefit was realized) will again become available to be granted under the 2015 Plan.

•                  The grant of SARs will reduce the number of shares available for grant of awards under the 2015 Plan by the number of shares subject to such an award; provided, however, that upon the exercise of SARs, the excess of the number of shares of stock with respect to which the award is exercised over the number of shares of stock issued upon exercise of the award will again be available for grant of awards under the Plan. If a SAR is exercised and settled in stock, then only the number of shares issued upon exercise of a SAR is counted against the stock available for awards under the 2015 Plan.

Types of Plan Awards

Stock Options

The Committee may grant options to participants at any time and from time to time in the form of options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), options that are not intended to so qualify (“NQSOs”), or a combination of the two.  The exercise price of any option granted may not be less than the fair market value of the Company’s Class A Common Stock on the date the option is granted. However, an incentive stock option granted to a person who on the date of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries must have an exercise price that is at least 110% of the fair market value of the stock on the grant date. An incentive stock option may only be granted within ten years after the date the 2015 Plan is effective.

Each option is evidenced by an award agreement between the participant and the Company which sets forth the terms and conditions of the option.  The option agreement must specify the exercise price per share subject to the option, the duration of the option, the number of shares to which the option relates, and such other provisions as the Committee may determine or that are required by the 2015 Plan.

The Committee may allow options to be exercised by receipt of the “net” number of shares under the award—the number of shares equal in value to the difference between the exercise price of the option and the fair market value of the total shares that could be issued if the entire option were exercised by cash tender of the exercise price.  A participant may also pay the exercise price by delivery of already-owned shares equal in value to the exercise price due.  For NQSOs, arrangements satisfactory to the Committee must also be made for the participant to pay the tax withholding due on the taxable amount at exercise, which arrangement may include having the Company withhold a number of shares of stock that would otherwise be issued upon exercise equal in value to the minimum withholding due.

In general, each option will expire at such time as is determined by the Committee at the time of grant as set forth in the award agreement; provided, however, the right to exercise an option will generally terminate at the earliest of:  (i) the expiration of six months in the event of termination of employment or service due to disability or death; (ii) 12 months following termination of employment or service after the consummation of a change in control; (iii) the date notice of termination of employment or service is given for any other reason; or (iv) the tenth anniversary of its grant.

Stock Appreciations Rights (“SARs”)

Stock appreciation rights provide that the participant can be issued or paid stock or cash equal to the appreciation in value of a share of stock after the award’s grant date.  A SAR may be granted under the 2015 Plan separately or in tandem with a stock option or other type of award.  The base price to measure the appreciation of a SAR may not be less the fair market value of the Common Stock on the date of grant. However, a tandem SAR granted to a person who on the date of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries must have an exercise price that is at least 110% of the fair market value of the stock subject to the SAR on the grant date.

SARs are otherwise generally subject to the same terms (for example, for exercise after employment or service ends) as apply to stock options.

Stock Awards

A stock award represents shares of the Company’s Stock that may be issued subject to restrictions on transfer and vesting requirements as determined by the Committee. The 2015 Plan permits the issuance of various stock awards, including restricted stock awards, restricted stock units, dividend equivalents with restricted stock or restricted stock units, and other types of equity and cash incentive awards, subject to the share limits of the plan. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee, or a combination of both.  Each stock award will be evidenced by an award agreement setting forth the terms and conditions applicable to the stock award, as determined by the Committee. There generally is a minimum three-year vesting period for awards granted to employees under the 2015 Plan that vest based solely on the completion of a specified period of service, unless the Committee determines otherwise.

Restricted Stock Awards

Restricted stock awards provide that shares of stock are granted subject to a restriction period or condition which, if not satisfied, may result in the complete or partial forfeiture of such stock. Shares awarded as restricted stock awards are subject to such conditions, terms, restrictions against transfer, substantial risks of forfeiture, and attainment of performance objectives and for such periods as the Committee determines. The Committee may require that dividends paid on restricted stock awards be deferred in payment until the restricted stock vests.

Restricted Stock Units (“RSUs”)

Restricted stock units provide that shares of stock will be issued to a recipient upon the lapse of restrictions determined in the award agreement.  The recipient will not have dividend, voting or other shareholder rights with respect to a restricted stock unit at any time before the recipient has become the holder of the shares subject to the restricted stock unit.  However, the Committee may grant dividend equivalents in connections with RSUs, which may (i) be paid to participants currently or may be deferred, (ii) be accrued as a cash obligation or may be converted to additional stock units, (iii) accrue interest (if they are deferred dividend equivalents), and (iv) be payable in cash or shares of stock.

Performance Awards

Performance awards entitle a recipient to receive common shares, cash, or a combination of the two upon the satisfaction of performance measures established in the award agreement. Performance awards may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

A performance award that is intended to meet the requirements of Section 162(m) of the Internal Revenue Code will be subject to the achievement of one or more objective performance goals established by the Committee based on the attainment of specified levels of one of or any combination of the following performance criteria for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  (i) earnings or earnings per share; (ii) return on equity (ROE); (iii) return on assets (ROA); (iv) revenues; (v) expenses or expense levels; (vi) one or more operating ratios; (vii) stock price; (viii) stockholder return; (ix) market share; (x) cash flow; (xi) capital expenditures; (xii) net borrowing, debt leverage levels, credit quality or debt rating; (xiii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiv) net asset value per share; or (xv) economic value added.

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the performance criteria described above relative to the performance of other corporations. Such performance goals will be set by the Committee over a specified performance period that will not be shorter than one year and will otherwise comply with the requirements of Section 162(m) of the Internal Revenue Code, and the regulations thereunder. The performance goals intended to satisfy Section 162(m) of the Code must be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance goals relate.

By approving the Plan, the shareholders will also be specifically approving these performance goals as ones from which the Committee may select in making performance awards under the Plan that are intended to be exempt from Code Section 162(m) deduction limitations.

Change of Control

Unless otherwise provided in an award agreement, in the event of a change of control (as defined in the 2015 Plan), (i) all outstanding options and SARs granted under the 2015 Plan will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards immediately lapse, and (iii) all RSUs, other stock-based awards, and dividend equivalents become fully vested and are paid at their target values.

If a participant is terminated after a change in control, the participant has a 3-month period after such termination to exercise any ISOs or a 12-month period after such termination to exercise any NQSOs before the award lapses. Absent a change in control, an award will lapse upon notice of termination.

In the event of a change of control, the Committee may also take one or more of the following actions with respect to any or all outstanding awards:

•                  require that participants surrender their outstanding options and SARs in exchange for one or more payments by the Company, in cash or stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of stock subject to the participant’s unexercised options and SARs exceeds the purchase price of the options or the base amount of the SARs, as applicable;

•                  after giving participants an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

•                  determine that outstanding options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding awards that remain in effect after the change of control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Transferability of Awards

All awards granted under the 2015 Plan are subject to a right of first refusal which allows the Company to buy the shares at fair market value before the shares are sold to another purchaser. If the Company does not exercise its right of first refusal within 10 days of notice, the participant may at any time thereafter transfer the shares to any person or on the market on which the shares are then trading.

Term, Amendment and Termination

The 2015 Plan becomes effective when approved by the shareholders. The 2015 Plan does not have a termination date, but instead will terminate on the date when all shares available under the plan have been acquired pursuant to the exercise of grants, unless terminated earlier by the Board of Directors. The Board of Directors may amend or modify the 2015 Plan at any time and from time to time, but no amendment may be made that would impair the rights of a participant under a previously granted award without the participant’s consent or that would extend the exercise period of an option or SAR beyond the final lapse date stated at grant. Likewise, no amendment may be made without the approval of the Company’s shareholders that would increase the total number of shares of stock which may be delivered under the Plan, extend the period during which ISOs may be granted, or change the employees or classes of employees eligible to receive grants of awards under the 2015 Plan.

Tax Treatment of Awards

The following is a brief summary of the material U.S. federal income tax consequences relevant to participants in the 2015 Plan, based on the law as in effect on the date of this proxy statement. This discussion is limited, and does not cover state, local, or foreign tax treatment of participation in the 2015 Plan.  Differences in participants’ financial situations may cause tax consequences of participation in the 2015 Plan to vary.

Incentive Stock Options (“ISOs”)

The recipient of an ISO will not realize taxable income upon the grant or the exercise of an ISO.  The Company will not receive an income tax deduction at either time.  However, the excess of the fair market value of the Company’s stock at the time of exercise over the exercise price is an item of adjustment in computing the alternative minimum taxable income of the recipient.  If the recipient does not dispose of the shares of the Common Stock acquired upon exercising an ISO within either (i) two years after the grant of the ISO or (ii) one year after the date shares of the Common Stock are transferred to the recipient pursuant to the exercise of the ISO, the gain upon a subsequent disposition of the shares will be taxed at capital gain rates.  If the recipient, within either of the above periods, disposes of the shares of the Common Stock acquired upon exercise of the ISO, the recipient will recognize as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the recipient.  Any gain in excess of the spread in value at exercise that is recognized by the recipient as ordinary income would be taxed as long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

Nonqualified Stock Options (“NQSOs”)

The recipient of a NQSO will not realize taxable income upon the grant of the NQSO. Upon the exercise of a NQSO, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock received over the exercise price of such shares and for employees, such excess is also subject to applicable income and employment tax withholding.  That amount increases the recipient’s basis in the stock acquired pursuant to the exercise of the NQSO.  Upon a subsequent sale of the stock, the recipient will recognize a short-term or long-term capital gain or loss depending upon the recipient’s holding period for the stock and upon the stock’s subsequent appreciation or depreciation in value.  The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the recipient upon the recipient’s exercise of the option.

SARs

Generally, a participant will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Common Stock received by the participant as a result of such exercise. The Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Stock Awards

The federal income tax consequences of a stock award will depend on the type of award. A recipient will recognize ordinary income, and the Company will be allowed a tax deduction, at the time an unrestricted stock award is granted.  A recipient will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock award that is subject to a “substantial risk of forfeiture” within the meaning of the Code is granted, unless the recipient makes an election to accelerate recognition of the income to the date of grant as described below.  When the restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time.  If the recipient files an election under Section 83(b) of the Code within 30 days after the date of grant of restricted stock, the recipient will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time.  Any appreciation in the stock after the tax date will be taxable to the participant upon disposition of the stock at capital gains rates if the holding period for such rates is met.

In the case of other stock awards, such as restricted stock units or performance stock units, the participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.

The Company generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code.  Awards that qualify as “performance based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction for such compensation.  The 2015 Plan allows, but does not require, the Committee to grant stock awards that will be exempt from the deduction limits of Section 162(m) and all stock options issued under the 2015 Plan will be exempt because the exercise price will never be less than the fair market value on the date of grant.

Payment with Stock

If the Committee decides to allow recipients to pay for the exercise price of an option and any withholding obligations with stock of the Company which the recipient already owns, the recipient will not be required to recognize any built-in appreciation on the previously held stock as a result of the payment and will have a basis in the new option stock equal to the basis in the previously held stock plus any taxes paid as a result of the exercise.

NEW PLAN BENEFITS

As set forth in the table below, the Committee has indicated that it intends to make Awards of 300,400 NQSOs to an approximate total of 108 participants shortly after approval of the 2015 Plan.  Otherwise, awards that will be made under the 2015 Plan are not presently determinable.

Republic Bancorp, Inc. 2015 Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Units (#)

Steven E. Trager, CHAIR/CEO	—	—
A. Scott Trager, PRES	—	5,500
William R. Nelson, PRES/RPG	—	5,500
Kevin D. Sipes, CFO	—	5,500
Robert J. Arnold, SVP/CL	—	5,500
All Executive Officers as a Group	—	38,500
Non-Executive Directors	—	—
Non-Executive Officer Employees	—	261,900

The Board recommends that you vote “FOR” this proposal.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s compensation policies and decisions are designed to promote the Company’s business strategies and the interests of its shareholders by providing incentives needed to attract, motivate and retain key executives who are critical to our long-term success as a financial institution.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy.  The Compensation Committee and the Board of Directors believe that its compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our NEOs pursuant to Section 14A of the 1934 Act.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of the NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation practices described in this Proxy Statement.  Accordingly, the following resolution is submitted for shareholder vote at the 2015 Annual Meeting:

“RESOLVED, that the shareholders of Republic Bancorp, Inc. approve, on an advisory basis, the compensation of its Named Executive Officers as disclosed in the Proxy Statement for the 2015 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement.

The Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of its Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 15, 2015, the Audit Committee selected Crowe Horwath LLP to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2015.  On behalf of Republic’s Board of Directors, the Audit Committee of the Board retained Crowe Horwath LLP to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for 2015.  Crowe Horwath LLP was chosen based on its performance in prior years, its responsiveness, technical expertise and the appropriateness of fees charged.

Crowe Horwath LLP has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee-Springhurst, LLC, a limited liability company whose sole managing member is Jaytee, a Kentucky limited partnership of which the CHAIR/CEO and PRES of Republic are partners.  The Company and Crowe Horwath LLP have determined that such leases constitute arm’s length transactions and comply with all applicable independence standards.  Crowe Horwath LLP representatives are expected to attend the 2015 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2015.  Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of Crowe Horwath LLP to our shareholders as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether or not it is appropriate to select another independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees

2014	$310,000	$0	$0	$145,750
2013	$306,000	$7,400	$0	$35,000

The Audit Committee has approved all services provided by Crowe Horwath LLP during 2014. Additional details describing the services provided in the categories in the above table are as follows:

Audit Related Fees

Fees for audit related services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards.

All Other Fees

Fees for all other services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee Table,” relate to a 401(k) benefit plan audit, a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit and, in 2014, fees associated with the Company’s establishment and participation in an insurance captive.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the caption “Audit Related Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee before the completion of the audit.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified directors individually, may send proposed communications to Republic’s Corporate Secretary, Michael A. Ringswald, at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length and is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this Proxy Statement.  If, however, any other matters should properly come before the 2015 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to present proposals at the 2016 Annual Meeting must forward them in writing to the Secretary of Republic so that they are received no later than November 13, 2015, in order to be considered for inclusion in Republic’s Proxy Statement for such meeting.  Shareholder proposals submitted after January 27, 2016, will be considered untimely, and the proxy solicited by Republic for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that meeting.

ANNUAL REPORT

Republic’s 2014 Annual Report on Form 10-K, with certain exhibits, is enclosed with this Proxy Statement.  The 2014 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, Secretary, at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7128.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Ringswald, Secretary

Louisville, Kentucky

March 13, 2015

Please vote at www.investorvote.com/RBCAA or mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the 2015 Annual Meeting in person. If you do attend the 2015 Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

ANNEX A

REPUBLIC BANCORP, INC.

2015 STOCK INCENTIVE PLAN

Republic Bancorp, Inc. (the “Company”) hereby establishes the Republic Bancorp, Inc. 2015 Stock Incentive Plan (the “Plan”) for the benefit of its and its subsidiaries’ employees and directors, as set forth below.

Section 1 — PURPOSE

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing a means to attract, retain and motivate employees and directors of the Company and its subsidiaries, and to encourage stock ownership in the Company by such individuals and provide them with a means to acquire a proprietary interest in the Company.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1                               “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right (SAR) or Performance Share or Performance Share Unit Award granted to a Participant under the Plan.

2.2                               “Award Agreement” shall mean a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3                               “Bank” shall mean Republic Bank & Trust Company.

2.4                               “Board of Directors” shall mean the Board of Directors of the Company.

2.5                               “Change of Control” of the Company shall mean (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company or the Bank representing a greater percentage of the combined voting power of the Company’s or Bank’s then outstanding stock, than the Trager Family Members as a group; (ii) an event or series of events which have the effect of decreasing the Trager Family Members’ percentage ownership of the combined voting power of the Company’s or Bank’s then outstanding stock to less than 25%; or (iii) the business of the Company or Bank is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.  A Change in Control shall also be deemed to occur if (i) the Company or Bank enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which have consummated would constitute a Change in Control, (iii) the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Plan has occurred.  For purposes of this paragraph, “Trager Family Member” shall mean Bernard M. Trager, Jean S. Trager and any of their lineal descendants, and any corporation, partnership, limited liability company or trust the majority owners or beneficiaries of which are directly or indirectly through another entity, Bernard M. Trager,

Jean S. Trager, or one or more of their lineal descendants, including specifically but without limitation, The Jaytee Properties Limited Partnership and Teebank Family Limited Partnership.

2.6                               “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

2.7                               “Committee” shall mean (i) the entire Board of Directors with respect to Awards to Directors, (ii) a committee consisting of two or more members of the Board, each of whom is both a “non-employee director” and an “outside director”, with respect to Employee Awards to Named Executives or persons then subject to Section 16 of the Exchange Act (“Reporting Persons”), and (iii) with respect to all other Awards, the Chairman of the Board or Chief Executive Officer of the Company.  Until and unless another delegation is provided for in a Board action or the following committee does not meet the non-employee, outside director requirement of clause (ii) in the preceding sentence, the Committee with respect to Named Executive and Reporting Persons Awards shall be the Compensation Committee appointed by the Board of Directors.  For purposes of this Section, (A) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Code Section 162(m), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, was not an officer of the Company or an “affiliated corporation” at any time, and does not currently receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Code Section 162(m); and (B) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K.

2.8                               “Company” shall mean Republic Bancorp, Inc.

2.9                               “Director” shall mean a member of the Board of Directors of the Company or a Subsidiary.

2.10                        “Disability” shall mean permanent disability within the meaning of Section 22(e)(3) of the Code.  The determination of the Committee or any question involving disability shall be conclusive and binding.

2.11                        “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Award by the per-share cash dividend, or the per-share fair market value of any dividend in consideration other than cash (as determined by the Committee), paid by the Company on Stock, as described in Section 8.5.  If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

2.12                        “Employee” shall mean an employee of the Company or any of its Subsidiaries.

2.13                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14                        “Exercise Period” shall mean the period from the Grant Date to the date when an Option or SAR expires as stated in the terms of the Award Agreement.

2.15                        “Fair Market Value” shall mean as of any date, the value of a share of Stock determined as follows:

(a)                                 If the Stock is listed on any established stock exchange or a national market system, including, without limitation, The NASDAQ Stock Exchange, its Fair Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)                                 If the Stock is quoted on The NASDAQ Stock Exchange or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)                                  In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

2.16                        “Grant Date” shall mean the date on which the Committee approves the grant of an Award pursuant to Section 4.4, or such later date as is determined and explicitly specified in an Award Agreement.

2.17                        “Incentive Stock Option” shall mean an option to purchase Stock granted under Section 6 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

2.18                        “Named Executive” means any individual who is determined as such in accordance with Item 402(a)(3) of Regulation S-K under the Exchange Act (generally, the principal executive and financial officers, and three others who are the most highly paid).

2.19                        “Nonqualified Stock Option” shall mean an option to purchase Stock granted under Section 6 of the Plan which is not intended to be an Incentive Stock Option.

2.20                        “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

2.21                        “Participant” shall mean an Employee or Director who receives an Award under this Plan.

2.22                        “Plan” shall mean this Republic Bancorp, Inc. 2015 Stock Incentive Plan.

2.23                        “SAR” means a right to receive the difference, payable in Stock, between the base value of a number of shares of Stock, and that Stock’s Fair Market Value on the date of Exercise, as described in Section 6.

2.24                        “Stock” shall mean the Company’s Class A voting common stock of no par value.

2.25                        “Stock Award” means an award of Company Stock, either outright, or subject to time or performance-based restrictions, as described in Section 7.  A Stock Award might also be called “Restricted Stock” or “Performance Shares,” depending upon its terms.

2.26                        “Stock Unit” means an award denominated in units convertible into Stock, which may be earned and vested based on performance or the passage of time, as described in Section 8.  A Stock Unit might also be called a “Restricted Stock Unit” or RSU, or a “Performance Stock Unit” or PSU, depending upon its terms.

2.27                        “Subsidiary” or “Subsidiaries” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424(f).

2.28                        “Termination of Employment” or “Service” shall be deemed to have occurred for any Award that is exempt from Code Section 409A and for all vesting or exercise purposes hereunder, at the time and date that the Employee notifies, or is notified by the Company or a Subsidiary, that Employee’s employment will be terminating, even if not immediately effective.  With respect to a Director, it shall be deemed to occur on a Director’s cessation of service on the Board of Directors of both the Bank and the Company.  The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee.  With respect to any Award that provides for a deferral of compensation subject to the provisions of Code Section 409A, a Termination shall not be deemed to have occurred to trigger payment hereunder, unless such would be a “separation from service” as provided in Code Section 409A and regulations thereunder, and a leave of absence shall only constitute a Termination of Employment to the extent and at such time as such leave of absence would be deemed to constitute a separation from service for purposes of Code Section 409A in the rulings, treasury regulations and other guidance issued thereunder as currently in effect or as may subsequently be amended from time to time.  No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who becomes a Director, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following employment termination provided for in Section 7.

Section 3 — STOCK SUBJECT TO PLAN

3.1                               AUTHORIZED STOCK.  Shares of Stock that may be issued under the Plan pursuant to the exercise or grant of Awards shall be 3,000,000 authorized but unissued or reacquired shares of Stock, subject to adjustment as provided in Section 3.3, and reduced by any shares reserved from time to time for issuance at distribution of amounts due to be paid in Stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.  Any or all of such maximum number of shares may be used for Incentive Stock Options.  Upon approval by the Board of Directors, the Company may from time to time acquire shares of Stock on the open market upon such terms as it deems appropriate for reserve in connection with exercises hereunder.  Subject to Section 3.3 (a), the maximum number of Shares that may be subject to Options or SARs granted to any Participant in any calendar year shall equal 300,000 Shares and include an exercise price equal to the Fair Market Value of the Stock as of the Grant Date, and (b) the maximum number of shares that may be subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted to any Participant in any calendar year shall equal 150,000 Shares.

3.2                               EFFECT OF EXPIRATIONS.  The number of shares of Stock available for grants of Options or SARs hereunder shall initially be reduced by the number of shares for which Option or SAR Awards are actually granted, and by the number of potential shares to be issued based on the terms of Awards of Restricted Stock, Performance Shares, RSUs, or PSUs.  If any Award expires, terminates, is cancelled or lapses without exercise, the Stock no longer subject to such Award shall again be available to be awarded under the Plan.  If previously acquired shares of Stock are used to pay the exercise price of an Award or to pay withholding taxes due on exercise, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price or for such taxes.  If shares of Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, shares of Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, then the number of shares of Stock available for issuance under the Plan shall be reduced by the gross number of shares as to which such Option is exercised (not simply the net shares issued) and shall not again be available for grants under the Plan.  If an SAR is exercised and settled in Stock, the difference between the total number of shares of Stock exercised and the net Stock delivered shall again be available for grant under this Plan, with the result being that only the number of shares issued upon exercise of an SAR is counted against the Stock available for issuance under the Plan.

3.3                               ADJUSTMENTS IN AUTHORIZED SHARES.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities, an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be delivered under the Plan (both in the aggregate or under individual limits), and in the number and kind of or price of shares subject to outstanding Awards; provided that the number of shares subject to any Award shall always be a whole number.  Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Code Section 424(h), and adjustments on other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well.  If the Company shall at any time merge or consolidate with or into another corporation or association, each Participant will thereafter receive, upon the exercise of an Option or grant of an Award, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option or grant of such Award would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option or the grant of such Award.  A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 4 — ADMINISTRATION

4.1                               THE COMMITTEE.  The Plan shall be administered by the Committee.

4.2                               AUTHORITY OF THE COMMITTEE.  Subject to the provisions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) to establish, amend or waive rules and for its administration; (iii) to determine and accelerate the ability to exercise any Option; (iv) to correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Sections 8 and 10, to amend the terms and conditions of any outstanding Award, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

4.3                               INTERPRETATION CONSISTENT WITH TAX GOALS.  All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan either not constituting “deferred compensation” within the meaning of Code Section 409A or being compliant therewith if not exempt from that Code Section, and, with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment.  Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee, and the Board shall attempt to reconcile any such constructions, interpretations or administrative procedures that will have application to more than one class of Participant.  Except as provided in Section 3.3, the purchase price per share of Stock covered by an Option and the base price above which appreciation will be paid upon exercise of SAR may not be amended or modified after the Grant Date, and an Option or SAR may not be surrendered in consideration of, or in exchange for, cash, other Awards or the grant of a new Option or SAR having a price below that of the Option or SAR that was surrendered in a way that would trigger taxation under Code Section 409A, without a Participant’s consent.

4.4                               SELECTION OF PARTICIPANTS.  The Chairman of the Board of Directors or the CEO of the Company shall recommend the Employees or Directors to whom Awards should be granted and the number of shares of Stock subject to such Award, but the Committee shall have the sole authority to approve such grants, and such grants shall not be deemed made or the Fair Market Value of the underlying Options for their exercise price determined, until (i) written action is unanimously signed or (ii) a Committee resolution duly adopted at a meeting called in conformance with the rules governing the Committee’s operation, or (iii) where the authority to serve as the Committee rests with the Chairman or CEO, when any paper or electronic writing by one or both of them listing the material terms of the grants (i.e, at least the names of Participants and amount and type of shares to be granted to each), is delivered to another officer for purposes of directing the prompt preparation of Award Agreements using the Fair Market Value at the close of the market on the date of that Committee action.

4.5                               DECISIONS BINDING.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, their shareholders, Participants and their estates and beneficiaries.  The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

4.6                               PROCEDURES OF THE COMMITTEE.  All determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present, or by unanimous written consent.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  To the fullest extent permitted by law, no member of the Committee shall be liable, and the Company shall indemnify each Committee member, for any act or omission with respect to services on the Committee.  Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement for services on the Committee to the same extent as for services as directors of the Company.

4.7                               AWARD AGREEMENTS.  Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Company and, to the extent promises of the Participant are a condition to effectiveness of a grant, by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan, including with Section 10 hereof.  An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until an Award Agreement has been executed and, in the case of Award Agreements requiring the Participant’s signature, delivered to the Company, and the Participant has otherwise complied with the applicable terms and conditions of the Award.  In no event shall an Option be issued or changed hereunder to allow its net value to be settled in cash rather than in Stock, or for an exercise price that is or may become less than the Fair Market Value of the Stock on the Grant Date.

4.8                               ADMINISTRATION WITH RESPECT TO NAMED EXECUTIVES.  The per-share exercise price of an Option or SAR granted to a Named Executive of the Company shall, like all other Options or SARs hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option or SAR shall thereby qualify as performance-based compensation under Code Section 162(m).  With respect to Stock Awards or Stock Units granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance-based compensation under Code Section 162(m) pursuant to Section 12.5 hereof.

Section 5 — ELIGIBILITY

Employees and Directors of the Company and its Subsidiaries who are expected by the Committee to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible to receive Awards, except that the Committee may grant Incentive Stock Options only to Employees.

Section 6 — STOCK OPTIONS AND SARS

6.1                               GRANT.  Any Option granted to a Participant may be made either alone or in conjunction with any other type of Award which may be granted under the Plan. The Committee may grant SARs to a Participant separately or in tandem with an Option or other type of Award. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, any tandem SARs relating to the Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Stock.  An Incentive Stock Option may only be granted within ten years from the date the Plan is effective (when approved by the Company’s shareholders).

6.2                               OPTION OR SAR PRICE.  The purchase price per share of Stock covered by an Option and the base price above which appreciation will be paid upon exercise of SAR shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date.  An Incentive Stock Option (and any tandem SARs) granted to any Employee who, at the time the Option or SAR is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise or base price which is at least 110% of the Fair Market Value of the Stock subject to the Option or SAR on the Grant Date.

6.3                               EXERCISE PERIOD.  The Exercise Period shall be determined by the Committee, but no Incentive Stock Option and related tandem SAR shall be exercisable later than ten years from the Grant Date.  All Options that vest based on the passage of time (as opposed to achievement of certain performance) shall have a vesting period of at least three years; partial vesting may occur in increments over that period, and the Award Agreement may provide for acceleration of vesting in certain events, in the Committee’s discretion.  Notwithstanding the foregoing, in the case of a Participant owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option and tandem SAR is granted, more than 10% of the total combined voting power of all classes of Stock of the Company or any Subsidiary, such Incentive Stock Option and related SAR shall not be exercisable later than five years from the Grant Date.  Except as determined otherwise by the Committee and specified in the Award Agreement, no other Option or SAR shall be exercisable later than the tenth anniversary date of its grant.  No Option or SAR may be exercised at any time unless such Option or SAR is valid and outstanding as provided in the Plan.  The Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option or SAR before it otherwise has become exercisable, and, if so allowed, any shares so purchased or issued shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the exercise price paid for those shares, or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.  Options or SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the Grant Date (except that such Awards may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

6.4                               LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS.  The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000.  If Options or portions of Options become exercisable for the first time as a result of acceleration under Section 10.8 and cause this $100,000 limit to be exceeded, Options in excess of the limit shall be treated as Nonqualified Stock Options for tax purposes, in accordance with the first-grant ordering rules of Treas. Reg. § 1.422-4.

6.5                               NONTRANSFERABILITY OF OPTIONS.  No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Participant’s lifetime, only by the Participant.

6.6                               EXERCISABILTY.  An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance and will be conditioned on the Participant then being an Employee in good standing) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

6.7                               METHOD OF EXERCISE; PAYMENT.  To exercise an Option or SAR, the Participant or the other person(s) entitled to exercise the Option or SAR shall give written notice of exercise to the Committee, specifying the number of full shares under the Award to be exercised.  In the case of Options, such notice shall be accompanied either by payment in full in cash for the Stock being purchased plus, in the case of Nonqualified Stock Options or SARs, any required withholding tax as provided in Section 12.  Payment in full or in part may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to:

(i)                                     U.S. dollars by personal check, bank draft or money order payable to the Company, by money transfer or direct account debits;

(ii)                                  delivery or attestation of a number of shares of Stock having an aggregate Fair Market Value on the date of delivery of not less than the product of the Option’ exercise price multiplied by the number of shares of Stock the Participant intends to purchase upon exercise of an Option or the total settlement due under such other Award;

(iii)                               a cashless exercise;

(iv)                              if approved by the Committee, through a net exercise procedure; or,

(v)                                 any combination of the above forms and methods.

No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section.  An Option may not be exercised for a fraction of a share of Stock. Any surrender by a person subject to the reporting requirement of Section 16b of the Exchange Act of previously owned shares of Stock to satisfy a payment obligation arising upon exercise of this Option or SAR must comply with the applicable provisions of Rule 16b-3 under the Exchange Act. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.  The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Stock, cash or a combination of the two. For purposes of calculating the number of shares of Stock to be received, shares of Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

6.8                               TERMINATION OF EMPLOYMENT OR SERVICE.  After an Employee’s Termination of Employment, or a Director’s Termination of Service, an Option or SAR may not be exercised, except as may be specifically allowed in the applicable Award Agreement upon death or Disability or after a Change in Control, but in no event after the final expiration date of the Option or SAR as specified in the applicable Award Agreement.  Except to the extent shorter (or longer, in the case on Nonqualified Stock Options and related SARs)

periods are provided in the Award Agreement by the Committee, an Employee’s right to exercise an Option or SAR shall terminate at the earliest of:  (i) the expiration of six months in the event of Termination of Employment or Service due to death or Disability; (ii) three months (12 months in the case of Nonqualified Stock Option or SARs) following Termination of Employment or Service if such termination occurs after the happening of a Change in Control, or (iii) immediately upon Termination of Employment or Service in all other cases; or (iv) at the end of the Exercise Period.  Any Option or SAR exercised after death may be exercised in full by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Option or SAR by bequest or inheritance.

 Section 7 — STOCK AWARDS

7.1                               STOCK AWARD GRANT.  The Committee may grant shares of Stock to Employees or Directors with or without receipt of any payments therefor by the Participant, as additional compensation for services to the Company or its Subsidiaries (“Stock Award”).  Each Stock Award shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to the Stock Award.

7.2                               STOCK AWARD RESTRICTIONS.  The Committee will specify in an Award Agreement the manner in which a Stock Award will be transferable, and any other restrictions (including, without limitation, limitations on the right to vote or the right to receive dividends).  These restrictions may lapse separately or in combination at such time, and under such circumstances and in such installments upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of grant; provided, however, that all Stock Awards that vest based on the passage of time (as opposed to achievement of certain performance) shall have a vesting period of at least three years; partial vesting may occur in increments over that period, and the Award Agreement may provide for acceleration of vesting in certain events, in the Committee’s discretion.  The Committee may not retain the discretion to lengthen the restriction period, if such change in the restriction period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore subject to Federal income tax.  Except as provided in an Award Agreement, the Participant will have immediate right of ownership with respect to the shares granted under the Stock Award, including the right to vote the shares and the right to receive dividends with respect to the shares.

7.3                               FORFEITURE.  Except as otherwise determined by the Committee at the Grant Date, upon Termination of Employment or Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Stock Awards that are at that time subject to restrictions shall be forfeited; provided, however, that all Stock Awards that vest based on the passage of time (as opposed to achievement of certain performance) shall have a vesting period of at least three years; partial vesting may occur in increments over that period, and the Award Agreement may provide for acceleration of vesting in certain events, in the Committee’s discretion, and, unless provided to the contrary in the Award Agreement, shall be waived upon a Change in Control.

7.4                               STOCK CERTIFICATES.  Shares for Stock Awards shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant or a custodian or escrow agent (including, without limitation, the Company or one of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If the physical certificates representing Stock Awards are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions (if any) applicable to the Stock.

Section 8 — STOCK UNITS

8.1                               GRANT.  The Committee may grant Stock Units to a Participant upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

8.2                               TERMS OF STOCK UNITS.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

8.3                               PAYMENT WITH RESPECT TO STOCK UNITS.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Award Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

8.4                               REQUIREMENT OF EMPLOYMENT OR SERVICE.  The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited; provided, however, that all Stock Awards that vest based on the passage of time (as opposed to achievement of certain performance) shall have a vesting period of at least three years; partial vesting may occur in increments over that period, and the Award Agreement may provide for acceleration of vesting in certain events, in the Committee’s discretion and, unless provided to the contrary in the Award Agreement, shall be waived upon a Change in Control.

8.5                               DIVIDEND EQUIVALENTS.  The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

8.6                               SECTION 409A COMPLIANCE.  Notwithstanding the Committee’s discretion to specifying the time or times or the occurrence of such event or events upon which each Stock Unit granted under the Plan shall be payable, to the extent a Stock Unit granted under the Plan provides for the deferral of compensation subject to the provisions of Code Section 409A, the time or times or event or events of payment shall meet the distribution requirements of Code Section 409A and the rulings, regulations and other guidance issued thereunder as currently in effect or as subsequently may be amended from time to time, including the provisions for delayed distribution to certain key employees (as defined in Code Section 416(i)), if applicable; and, provided further, the Committee may restrict the time of the payment to specified periods as may be necessary to satisfy the requirements of Rule 16b-3 as promulgated under the Exchange Act.

Section 9 — OTHER STOCK-BASED AWARDS

The Committee may grant other awards not specified in Sections 6, 7 or 8 that are based on or measured by Stock to Participants, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Award Agreement.

Section 10 — AMENDMENTS

10.1                        AMENDMENTS.  The Board of Directors may terminate, suspend, amend or alter the Plan, but, except as specifically authorized in this Plan, no action of the Board or the Committee may:

(a)                                 Impair or adversely affect the rights of a Participant under an Award theretofore granted, without the Participant’s consent;

(b)                                 Extend the exercise period of an Option or SAR beyond the final lapse date stated at grant;

(c)                                  Without the approval of the shareholders:

(i)                                     Increase the total amount of Stock which may be delivered under the Plan except as is provided in Section 3 of the Plan;

(ii)                                  Make any grants of Awards after any change in the granting corporation (for example, by assumption of the Plan by another corporation) or in the definition of Stock;

(iii)                               Extend the period during which Incentive Stock Options may be granted, as specified in Section 6.1; or,

(iv)                              Change the employees or classes of employees eligible to receive grants of Awards under the Plan.

10.2                        CONDITIONS ON AWARDS.  In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender or cancellation of any or all outstanding Awards held by the Participant, provided that any surrender shall be considered a substitution under Code Section 409A and provisions can be different only to the extent that the original Award could have been amended to include such provision.  Subject to the foregoing, any new Award made under this Section may contain such terms and conditions as the Committee may determine.

10.3                        SELECTIVE AMENDMENTS.  Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular Participants or classes of Participants.

Section 11 — GENERAL PROVISIONS

11.1                    UNFUNDED STATUS OF PLAN.  The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments or property transfer not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

11.2                        TRANSFERS, LEAVES OF ABSENCE AND OTHER CHANGES IN SERVICE OR EMPLOYMENT STATUS.  For purposes of the Plan:  (i) a transfer of an Employee or Director from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company or Subsidiary then employing the Employee, shall not be deemed a Termination of Employment or Service.  The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment or Director status other than as specified herein.

11.3                        DISTRIBUTION OF STOCK — SECURITIES RESTRICTIONS.  The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof.  No shares of Stock shall be issued or transferred pursuant to an Award unless such issuance or transfer complies with all relevant provisions of law, including, but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company’s shares may then be listed.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

11.4                        ASSIGNMENT PROHIBITED.  Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and such Awards shall be exercisable, during the Participant’s lifetime, only by the Participant.  Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.  The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.5                        OTHER COMPENSATION PLANS.  Nothing contained in the Plan shall prevent the Company or the Bank from adopting other compensation arrangements, subject to shareholder approval if such approval is required.

11.6                        AUTHORITY LIMITED TO COMMITTEE.  No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Committee.  Participants shall have no rights with respect to any Award except as set forth in the Plan and the applicable Award Agreement.

11.7                        NO RIGHT TO EMPLOYMENT.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board of Directors or the Committee under the Plan or any Award Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

11.8                        AFFECT OF CHANGE OF CONTROL ON ABILITY TO EXERCISE OR LAPSE OF RESTRICTIONS.  Unless otherwise provided to the contrary in an Award Agreement, in the event of a Change of Control (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.  Unless provided otherwise in an Award Agreement, Termination of Employment or Service following a Change in Control shall not result in immediate lapse of an ability to exercise an Option, but rather the Participant shall have a 3 month period after any such Termination to do so, for Incentive Stock Options and related SARs, and 12 months in the case of all other Options or SARs consistent with Section 6.8, unless the Award Agreement provides specifically to the contrary or the latest exercise date of the Option arrives sooner.

11.9                        OPTIONAL ACTIONS AFTER CHANGE IN CONTROL.  In the event of a Change of Control, the Committee may also take one or more of the following actions with respect to any or all outstanding Awards: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the purchase price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with, comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Awards that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

11.10                 NOT A SHAREHOLDER.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing Stock from a Stock Award or exercised Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Stock.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option or grant of a Stock Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

11.11                 CLAWBACK RIGHTS.  All Grants under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the effective date of the Plan.

11.12                 NO FRACTIONAL SHARES.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.13             RESTRICTION ON TRANSFER OF SHARES ACQUIRED FROM AN AWARD.  No Participant shall sell, assign, transfer or otherwise dispose of any Stock acquired by exercise of an Option or via a Stock Award (“Award Stock”) acquired by exercise of an Option, SAR or via a Stock Award or Stock Unit except in accordance with this Section.  With respect to all Award Stock, the Participant shall provide the Company in writing a notice (the “Transfer Notice”) in advance of any proposed transfer of the Award Stock, setting forth Participant’s intent to transfer some portion, or all, of Participant’s Award Stock (the “Offered Shares”).  The Transfer Notice shall constitute an irrevocable offer to sell any or all of the Offered Shares to the Company.  If the Company does not accept such offer (or to the extent not accepted) and agree to buy some or all of the Offered Shares within 10 days after receipt of the Transfer Notice (the “Offer Date”), the Participant may at any time thereafter transfer the Offered Shares to any person or on the market on which the shares are then trading.  The Company shall make payment in cash for any Offered Shares that it purchases pursuant to this Section within 10 days after the date when the Company delivers notice of its acceptance of the offer (the “Purchase Date”) at a price per share equal to the greater of the Fair Market Value of the Offered Shares (i) on the Purchase Date or (ii) on the Offer Date (the “Purchase Price”).  The Participant or personal representative of the Participant shall surrender certificates representing the offered Award Stock at the time the Company makes such payment.  The right of first refusal imposed by this Section shall not apply to the transfer by operation of law to a deceased Participant’s personal representative or to persons who acquire the Award Stock by bequest or inheritance (the “Heir”), but shall apply to the Award Stock further transferred by that personal representative or Heir.  All Award Stock issued upon exercise or grant of an Award hereunder shall bear a legend notifying the holder thereof of the restrictions of this Section, which restrictions shall be removed upon the Participant’s compliance with the terms of this right of first refusal.  The restriction in this Section shall expire upon the happening of a Change in Control.

Section 12 — TAX MATTERS

12.1                        TAX WITHHOLDING.  All Employees shall make arrangements satisfactory to the Committee to pay to the Company, at the time of exercise in the case of a Nonqualified Stock Option or at the time restrictions lapse or at the Grant Date of a Stock Award to an Employee, as the Committee determines appropriate, any federal, state or local taxes required to be withheld with respect to such exercise, grant or lapse of an Award restriction.  If a Participant fails to make such tax payments as are required, the Company and its Subsidiaries may refuse to recognize the attempted exercise, grant or lapse of restriction, or may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to the Employee.

12.2                        SHARE WITHHOLDING.  If permitted by the Committee in an Award Agreement, the withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

12.3                        DELAY FOR SPECIFIED EMPLOYEES.  Any Award that is subject to Code Section 409A and that is to be distributed to a Key Employee upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Code Section 409A. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

12.4                        NO TAX GUARANTEES.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

12.5                        CODE SECTION 162(m) PROVISIONS.              Notwithstanding any other provision of the Plan, if the Committee determines, at the time a Stock Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, then the Committee may provide that this Section is applicable to such Award.

(a)                                 Performance Criteria.  If a Stock Award or Stock Unit is subject to this Section, then the lapsing of restrictions thereon and the distribution of Stock pursuant thereto, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); (ii) return on equity; (iii) return on assets; (iv) revenues; (v) expenses or expense levels; (vi) one or more operating ratios; (vii) stock price; (viii) shareholder return; (ix) market share; (x) cash flow; (xi) capital expenditures; (xii) net borrowing, debt leverage levels, credit quality or debt ratings; (xiii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiv) net asset value per share; or (xv) economic value added (together, the “Performance Criteria”).  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.  Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), or any successor provision thereto, and the regulations thereunder. Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in this Section not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

(b)                                 Adjustment Of Awards.  Notwithstanding any provision of the Plan to the contrary, with respect to any Award that is subject to this Section, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except as allowed under Code Section 162(m).

(c)                                  Shareholder Approval for Qualified Performance-Based Compensation. If Awards are made under this Section, the Performance Criteria must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of this Section, before additional Awards are to be made under this Section.

12.6                        TAX REPORTS.  The Company or the Bank shall reflect the exercise of any Incentive Stock Option on an informational report as required by Code Section 6039 no later than January 31 of the year following exercise.  The compensation resulting from exercise of a Nonqualified Stock Option or a Stock Award by an Employee or former Employee, and related income and employment tax withholding related thereto, shall be reported on that Employee’s W-2 Form for the year of exercise or vesting (as the case may be) as required by the Code.

Section 13 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when a majority of the total votes eligible to be cast at a meeting of shareholders approves the Plan (as certified by the Company’s Secretary at the end of this Plan).

Section 14 — TERM OF PLAN

Unless terminated earlier by the Board of Directors, this Plan shall not expire or terminate until all of the Stock reserved for issuance hereunder has been awarded.

Board Approval:                                                    , 2015          [Secretary to initial]

Shareholder Approval:                     , 2015          [Secretary to initial]

www.investorvote.com/RBCAA Step 1: Go to www.investorvote.com/RBCAA. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Vote by Internet • Go to www.investorvote.com/RBCAA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Shareholder Meeting Notice 01Z0TA + + Important Notice Regarding the Availability of Proxy Materials for the Republic Bancorp, Inc. Shareholder Meeting to be Held on April 23, 2015. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2015 Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 9, 2015 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/RBCAA. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Republic Bancorp, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 9, 2015. . Shareholder Meeting Notice Republic Bancorp, Inc.’s 2015 Annual Meeting of Shareholders will be held on April 23, 2015 at Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241, at 9:00 a.m., Eastern Daylight Savings Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board recommends a vote FOR all Director nominees and FOR Proposals 2, 3, and 4: 1. Election of Directors: Craig A. Greenberg, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton, Susan Stout Tamme, A. Scott Trager, Steven E. Trager. 2. Approval of the 2015 Stock Incentive Plan. 3. Advisory approval of the compensation of the Name Executive Officers. 4. Ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2015. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01Z0TA

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01Z0RB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all Director nominees and FOR Proposals 2, 3, and 4. For Against Abstain 2. Approval of the 2015 Stock Incentive Plan For Against Abstain 3. Advisory approval of the compensation of the Named Executive Officers. 4. Ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2015. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Craig A. Greenberg 04 - R. Wayne Stratton 07 - Steven E. Trager 02 - Michael T. Rust 05 - Susan Stout Tamme 03 - Sandra Metts Snowden 06 - A. Scott Trager 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION In their discretion, the proxies are authorized to vote upon other such business as may properly come before the meeting or incident to its conduct. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 2 1 6 8 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Daylight Savings Time, on April 23, 2015. Vote by Internet • Go to www.investorvote.com/RBCAA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

. Notice of 2015 Annual Meeting of Shareholders Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241 Proxy Solicited by Board of Directors for Annual Meeting – April 23, 2015 R. Wayne Stratton and Sandra Metts Snowden, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Republic Bancorp, Inc. to be held on April 23, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, and 4. For participants in the Republic Bancorp 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares, for which it has not received voting direction from the Plan participants, utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Republic Bancorp, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q